UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Noble Energy, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INTRODUCTION
CORPORATE GOVERNANCE
VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
PROPOSAL I ELECTION OF DIRECTORS
INFORMATION CONCERNING THE BOARD OF DIRECTORS
PROPOSAL II RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION, BENEFITS AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
MATTERS RELATING TO THE INDEPENDENT AUDITOR
STOCKHOLDER PROPOSALS AND OTHER MATTERS

100 Glenborough Drive
Suite 100
Houston, Texas 77067-3610

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 27, 2010

To the Stockholders of
Noble Energy, Inc.:

The annual meeting of stockholders of NOBLE ENERGY, INC., a Delaware corporation (“Company”), will be held on Tuesday, April 27, 2010, at 9:30 a.m., Central Time, at The Woodlands Waterway Marriott Hotel & Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380, for the following purposes:

1.	To elect the nine nominees named in the attached Proxy Statement as members of the Board of Directors of the Company to serve until the next annual meeting of the Company’s stockholders;

2.	To ratify the appointment of the independent auditor by the Company’s Audit Committee; and

3.	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on March 9, 2010 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. A complete list of the stockholders will be available for examination at the offices of the Company in Houston, Texas during ordinary business hours for a period of 10 days prior to the meeting.

A record of the Company’s activities during 2009 and its financial statements for the fiscal year ended December 31, 2009 are contained in the Company’s 2009 Annual Report on Form 10-K. The Annual Report does not form any part of the material for solicitation of proxies.

All stockholders are cordially invited to attend the meeting. Stockholders are urged, whether or not they plan to attend the meeting, to complete, date and sign the accompanying proxy card and to return it promptly in the postage-paid return envelope provided, or, alternatively, to vote their proxy by telephone or the internet according to the instructions on the proxy card. If a stockholder who has returned a proxy attends the meeting in person, the stockholder may revoke the proxy and vote in person on all matters submitted at the meeting.

By Order of the Board of Directors of
Noble Energy, Inc.

Arnold J. Johnson
Senior Vice President, General Counsel and Secretary

Houston, Texas
March 22, 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE 2010 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2010.

The Company’s Proxy Statement for the 2010 Annual Meeting of Stockholders, Annual Report to Stockholders for the fiscal year ended December 31, 2009 and Annual Report on Form 10-K for the fiscal year ended December 31, 2009 are available at https://materials.proxyvote.com/655044.

100 Glenborough Drive
Suite 100
Houston, Texas 77067-3610

PROXY STATEMENT

For Annual Meeting of Stockholders
To Be Held On April 27, 2010

INTRODUCTION

The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors (“Board of Directors” or “Board”) of Noble Energy, Inc., a Delaware corporation (“Company”), for use at the annual meeting of stockholders of the Company to be held at 9:30 a.m. Central Time on Tuesday, April 27, 2010, at The Woodlands Waterway Marriott Hotel & Convention Center, 1601 Lake Robbins Drive, The Woodlands, Texas 77380, and at any adjournment or postponement thereof. The approximate date on which this proxy statement and the accompanying proxy will first be mailed to our stockholders is March 24, 2010.

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no directions are given, the shares will be voted in accordance with the recommendations of our Board unless otherwise indicated. Any stockholder of the Company returning a proxy has the right to revoke the proxy at any time before it is voted by communicating the revocation in writing to Arnold J. Johnson, Secretary, Noble Energy, Inc., 100 Glenborough Drive, Suite 100, Houston, Texas 77067-3610, or by executing and delivering a proxy bearing a later date. No revocation by written notice or by delivery of another proxy will be effective until the notice of revocation or other proxy, as the case may be, has been received by the Company at or prior to the meeting.

In order for an item of business proposed by a stockholder to be considered properly brought before the annual meeting of stockholders as an agenda item or to be eligible for inclusion in our proxy statement, our By-laws require that the stockholder give written notice to our Secretary. The notice must specify certain information concerning the stockholder and the item of business proposed to be brought before the meeting. The notice must be received by our Secretary no later than 120 calendar days before the anniversary of the previous year’s annual meeting of stockholders; provided, however, that in the event that (1) no annual meeting was held in the previous year or (2) the date of the annual meeting has changed by more than 30 days from the date of the previous year’s meeting, notice by the stockholder must be received no later than the close of business on the tenth day following the earlier of the day on which notice of the meeting date was mailed or public disclosure of the meeting date was made for such notice to be timely. Accordingly, proper notice of a stockholder proposal for the 2011 annual meeting must be received by us no later than December 28, 2010.

Voting Procedures and Tabulation

Holders of record of our common stock may vote using one of the following three methods:

By Mail:  Stockholders of record may vote by signing, dating and returning the proxy card in the accompanying postage-paid envelope.

By Telephone:  Stockholders of record may call the toll-free number on the accompanying proxy card to vote by telephone, in accordance with the instructions included on the proxy card and through voice prompts received during the call.

By Internet:  By accessing the voting website listed on the accompanying proxy card, stockholders of record may vote through the internet in accordance with the instructions included on the proxy card and on the voting website. Stockholders electing to vote through the internet may incur telephone and internet access charges.

Proxies submitted by telephone or the internet are treated in the same manner as if the stockholder had signed, dated and returned the proxy card by mail. Therefore, stockholders of record electing to vote by telephone or the internet should not return their proxy cards by mail.

Stockholders whose shares of our common stock are held in the name of a bank, broker or other holder of record (that is, “street name”) will receive separate instructions from such holder of record regarding the voting of proxies.

We will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their ability. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

The inspectors will tabulate the number of votes cast for, or withheld from, each matter submitted at the meeting for a stockholder vote. Votes that are withheld will be excluded entirely from the vote and will have no effect. Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in street name have the discretionary authority to vote on certain “routine” items when they have not received instructions from beneficial owners. For purposes of our 2010 annual meeting, the ratification of the appointment of our independent auditor is a routine item. In instances where brokers are prohibited from exercising discretionary authority and no instructions are received from beneficial owners with respect to such item (so-called “broker non-votes”), the shares they hold will have no effect on the vote. For purposes of our 2010 annual meeting, brokers will be prohibited from exercising discretionary authority with respect to the election of directors. Therefore, if you hold your shares in street name and you do not instruct your broker or bank how to vote in the election of directors, no votes will be cast on your behalf.

CORPORATE GOVERNANCE

We are committed to integrity, reliability and transparency in our disclosures to the public. To this end, we adhere to corporate governance practices designed to ensure that our business is conducted in the best interest of our stockholders and in compliance with our legal and regulatory obligations, including the listing standards of the NYSE and the rules and regulations of the Securities and Exchange Commission (“SEC”). We monitor developments in the area of corporate governance.

Recent Corporate Governance Initiatives

One of our objectives is to promote a culture of corporate social responsibility that respects the rights and safety of individuals, as well as the laws, environments and sustainability of the communities in which we operate. In 2009 we began integrating a number of our ongoing initiatives into a corporate social responsibility program. Our Environment, Health and Safety Committee charter was amended to include oversight responsibility in this area from a Board perspective, and we adopted a Corporate Social Responsibility Policy that outlines our vision for the future. A copy of that policy may be found on our website, www.nobleenergyinc.com.

Director Independence

The standards applied by our Board in affirmatively determining whether a director is “independent” in compliance with the listing standards of the NYSE generally provide that a director is not independent if:

1. the director is, or has been within the last three years, an employee of the Company, or an immediate family member (defined as including a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons-and daughters-in-law, brothers- and sisters-in-law, and anyone, other than domestic employees, who shares such person’s home) is, or has been within the last three years, an executive officer, of the Company;

2. the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 per year in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3. (a) the director is a current partner or employee of our internal or external auditor; (b) the director has an immediate family member who is a current partner of that firm; (c) the director has an immediate family member who is a current employee of that firm and personally works on our audit; or (d) the director or an immediate family member was, within the last three years, a partner or employee of that firm and personally worked on our audit during that time;

4. the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

5. the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

In addition to these objective standards, our Board has adopted a general standard, also in compliance with the NYSE listing standards, to the effect that no director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company that could interfere with the director’s ability to exercise independent judgment. Our Board exercises appropriate discretion in identifying and evaluating the materiality of any relationships directors may have with us or with parties that conduct business with us.

On February 16, 2010, our Board reviewed our directors’ relationships with the Company (and those of their immediate family members), including information related to transactions, relationships or arrangements between the Company and our directors or parties related to our directors. The following is a description of categories or types of transactions, relationships and arrangements considered by our Board in confirming its determination that these directors are independent:

•	Jeffrey L. Berenson is President and Chief Executive Officer of Berenson & Company, as well as a director and member of the Compensation Committee of Epoch Holdings Corporation, a holding company that provides investment management and advisory services. Mr. Berenson is a former director of Patina Oil & Gas Corporation (“Patina”), which we acquired by merger in May 2005.

•	Michael A. Cawley is President, Chief Executive Officer and Trustee of The Samuel Roberts Noble Foundation, Inc., which paid $56,698 to us in 2009 for the use of our aircraft and to which we paid $12,570 in 2009 for the use of its aircraft. Mr. Cawley received payments totaling $29,178 in 2009 attributable to his interests in certain oil and gas royalties that he purchased from the Company in the 1990s. Mr. Cawley is also a director and member of the Compensation Committee of Noble Corporation, a publicly-traded drilling company with which the Company conducted business in 2009.

•	Edward F. Cox received payments in 2009 totaling $196,185 attributable to his interests in certain oil and gas royalties and interests in two general partnerships that hold royalties and are managed by the Company. Mr. Cox purchased these interests from the Company in the 1980s and 1990s. Mr. Cox also recently assumed the position of chair of The New York Republican State Committee.

•	Thomas J. Edelman is Chairman of Berenson & Company, as well as managing partner of White Deer Energy LP, an energy private equity fund. Mr. Edelman is the former Chairman and Chief Executive Officer of Patina, which we acquired by merger in May 2005.

•	Eric P. Grubman is Executive Vice President of the National Football League and a private equity investor in Vantage Energy.

•	Kirby L. Hedrick is a former Executive Vice President of Phillips Petroleum Company.

•	Scott D. Urban is a former Group Vice President, Upstream for several profit centers at BP and is a partner in Edgewater Energy Partners, an organizational consulting firm for energy-related industries. Mr. Urban is also a director and chair of the Compensation Committee, and member of the Nominating and Corporate Governance Committee, of Pioneer Drilling Company.

•	William T. Van Kleef is a director and chair of the Audit Committee of Oil States International, Inc., a publicly-traded company that provides specialty products and services to oil and gas drilling and production companies worldwide and with which the Company conducted business in 2009.

After reviewing these categories or types of transactions, relationships and arrangements, and after applying the NYSE independence standards described above, our Board affirmatively determined that no material relationship existed that would interfere with the ability of Messrs. Berenson, Cawley, Cox, Edelman, Grubman, Hedrick, Urban or Van Kleef to exercise independent judgment and that each is independent for Board membership purposes. Our Board also determined that all members of our Audit Committee, Corporate Governance and Nominating Committee and Compensation, Benefits and Stock Option Committee are independent under the NYSE independence standards and applicable SEC rules.

Leadership Structure

Chairman and Chief Executive Officer

Our Board currently combines the role of chairman of the board with the role of chief executive officer (“CEO”), and maintains a separate empowered lead independent director position to further strengthen our governance structure. Our Board believes this provides an efficient and effective leadership model for the Company. Combining the chairman and CEO roles fosters clear accountability, effective decision-making and alignment on corporate strategy.

Our Board believes that the Company is strengthened by the chairmanship of Mr. Davidson, who provides strategic, operational and technical expertise, vision and a proven ability to lead the Company to the successes it has experienced. Under Mr. Davidson’s leadership, the Company has continued to reflect solid growth. The Board believes that, under the present circumstances, the interests of the Company and its stockholders are best served by the leadership and direction of Mr. Davidson as Chairman and CEO.

Our Board recognizes that no single leadership model is right for all companies and at all times and that, depending on the circumstances, other leadership models, such as a separate independent chairman of the board, might be appropriate.

A key responsibility of the CEO and the Board is ensuring that an effective process is in place to provide continuity of Company leadership over the long term. Each year, a full review of senior leadership succession is conducted by our Board. During this review, the CEO and the independent directors discuss candidates for senior leadership positions, succession timing for those positions and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term and forms the basis on which the Company makes ongoing leadership assignments.

Lead Independent Director and Executive Sessions

Our Lead Independent Director, currently Michael A. Cawley, is elected annually by our Board. Our Lead Independent Director serves as a key component of our governance structure, subject to oversight by the independent members of our Board. We have not experienced any problematic governance or management issues resulting from our maintaining separate Chairman and CEO and Lead Independent Director positions. The Lead Independent Director’s responsibilities and authority generally include:

•	approving the scheduling of regular and, where feasible, special meetings of the Board to ensure that there is sufficient time for discussion of all agenda items;

•	consulting with the Chairman to establish, and approving, the agenda for each Board meeting;

•	discussing with the Chairman and approving the scope of materials to be delivered to the directors in advance of Board meetings;

•	presiding at all executive sessions of the independent or non-management directors and all other Board meetings at which the Chairman is not present;

•	serving as a liaison between the Chairman and the independent or non-management directors;

•	coordinating the activities of such directors;

•	coordinating the agenda for, and moderating, sessions of the Board’s independent directors and other non-management directors;

•	facilitating communications among the other members of the Board; and

•	consulting with the chairs of the Board committees and soliciting their participation to avoid diluting their authority or responsibilities.

Our Lead Independent Director’s responsibilities and authority are more specifically described in our Corporate Governance Guidelines.

Our non-management directors hold executive sessions without management at regularly scheduled meetings of our Board and at such other times as our Lead Independent Director shall designate. These sessions take place outside the presence of our CEO or any of our other employees. The Lead Independent Director presides at these executive sessions, which allow our non-management directors the opportunity to separately consider management performance and broader matters of strategic significance to us. During 2009, our non-management directors met five times in executive sessions of the Board.

Audit Committee

•	All members of our Audit Committee have been determined to meet the standards of independence required of audit committee members by the NYSE and applicable SEC rules. See “Director Independence” above.

•	Our Board has determined that all members of our Audit Committee are financially literate. Our Board has also determined that William T. Van Kleef possesses accounting or related financial management expertise within the meaning of the listing standards of the NYSE and is an “audit committee financial expert” within the meaning of applicable SEC rules.

•	KPMG LLP, our independent auditor, reports directly to our Audit Committee.

•	Our Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and our independent auditor to receive information concerning, among other things, the integrity of our financial controls and reporting.

•	Our Audit Committee has adopted a Policy on Reporting Concerns and Complaints Regarding Accounting, Internal Accounting Controls and Auditing Matters to enable confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting matters.

Compensation, Benefits and Stock Option Committee

•	All members of our Compensation, Benefits and Stock Option Committee (“Compensation Committee”) have been determined to meet the NYSE standards for independence. See “Director Independence” above. Further, each member of our Compensation Committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Corporate Governance and Nominating Committee

•	All members of our Corporate Governance and Nominating Committee (“Governance Committee”) have been determined to meet the NYSE standards for independence. See “Director Independence” above.

•	Our Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by our management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should follow the procedures described in this proxy statement under the caption “Evaluation of Director Nominees.”

Committee Charters

Each of our Board committees operates under a charter adopted by our Board that governs its duties and conduct. A copy of each charter can be obtained free of charge from our website, www.nobleenergyinc.com, or by written request to us at the address appearing on the first page of this proxy statement to the attention of our Secretary or by calling (281) 872-3100.

Oversight of Risk Management

Our risk management program is overseen by our Board and its committees, with support from our management and external consultants. Our Board and its committees interact in this effort through discussions arising out of committee reports at each regular Board meeting.

Enterprise risk management is a routinely scheduled agenda item for regular Board meetings, with our Chairman consulting with our Lead Independent Director to define the topic and scope of each discussion. A number of other Board processes support our risk management effort, such as those by which our Board reviews and approves our capital budget and certain capital projects, hedging policy, new country entry, significant acquisitions and divestitures, equity and debt offerings and the delegation of authority to our management.

Our Audit Committee plays an important role in risk management by assisting our Board in fulfilling its responsibility to oversee the integrity of our financial statements and our compliance with legal and regulatory requirements. The committee retains, and interacts directly with, our independent auditors of financial statements and oil and gas reserves, and holds periodic reviews with our management to address financial and related disclosures, key legal and regulatory developments and possible enhancements to our Code of Business Conduct and Ethics.

Our Governance Committee’s role in our risk management program includes annually reviewing developments in the area of corporate governance and our Corporate Governance Guidelines in order to recommend appropriate actions to our Board. It also reviews director independence, Board membership and committee assignments and makes adjustments in order to ensure that we have the appropriate director expertise to oversee the Company’s evolving business operations.

Our Environment, Health and Safety (“EH&S”) Committee plays an important role in risk management by assisting our Board in determining whether we have appropriate policies and management systems in place with respect to EH&S matters and monitoring and reviewing compliance with applicable EH&S laws, rules and regulations. This includes periodic reviews of EH&S performance, our annual EH&S audit schedule and key EH&S legal and regulatory developments and trends such as climate change.

Our Compensation Committee reviews our proxy statement Compensation Discussion and Analysis and discusses its disclosures with our management. It evaluates our CEO’s performance, considering input from our other independent directors on Company risk management efforts and other criteria. The committee also reviews our compensation program, most recently on October 26, 2009, in an effort to ensure that it does not create any risks that are reasonably likely to have a material adverse effect on the Company. There are several design features of our short- and long-term incentive plans for all employees that reduce the likelihood of excessive risk-taking: the program design provides a balanced mix of cash and equity and short-and long-term incentives; the maximum payout under our short-term incentive plan is capped at 2.5 times the aggregate target bonus pool for all employees; and all of our regular U.S. employees participate in the same short-term incentive plan.

Corporate Governance Guidelines

•	We have adopted a set of Corporate Governance Guidelines, including standards for director qualification and director responsibilities. The guidelines can be obtained free of charge from our website, www.nobleenergyinc.com, or by written request to us at the address appearing on the first page of this proxy statement to the attention of our Secretary or by calling (281) 872-3100.

Codes of Business Conduct and Ethics

•	We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees and sets out our policy regarding laws and business conduct, contains other policies relevant to business conduct and sets out a process for reporting violations thereof.

•	We have also adopted a Code of Ethics for Chief Executive and Senior Financial Officers, violations of which are to be reported to our Audit Committee.

•	A copy of these codes can be obtained free of charge from our website, www.nobleenergyinc.com, or by written request to us at the address appearing on the first page of this proxy statement to the attention of our Secretary or by calling (281) 872-3100. Amendments to these codes will be promptly posted on our website.

Personal Loans to Executive Officers and Directors

We comply with, and operate in a manner consistent with, applicable law prohibiting extensions of credit in the form of personal loans to, or for the benefit of, our directors and executive officers.

Directors Attendance at Annual Meetings of Stockholders

All of our directors are expected to attend each annual meeting of our stockholders. A director who is unable to attend the annual meeting, which it is understood will occur on occasion, is expected to notify the Chairman of the Board in advance of such meeting. Attendance at our annual meeting will be considered by our Governance Committee in assessing each director’s performance. Last year, all of our directors attended our annual meeting of stockholders.

Communication with the Board of Directors

Stockholders and other interested parties may contact any member of our Board, any Board committee or any chair of any such committee by mail, electronically or by calling our independent, toll-free compliance line. To communicate by mail with our Board, any individual director, or any group or committee of directors, correspondence should be addressed to our Board or any individual director or group or committee of directors by either name or title. All correspondence should be sent to Noble Energy, Inc., Attention: Secretary, at 100 Glenborough Drive, Suite 100, Houston, Texas 77067-3610. To communicate with any of our directors electronically, stockholders should go to our website at www.nobleenergyinc.com. Under the headings “Corporate Governance/Corporate Governance Guidelines,” you will find a link under Exhibit 3 (“Shareholder Communications with Directors”) that may be used for writing an electronic message to our Board, any individual director, or any group or committee of directors. In addition, stockholders may call our independent, toll-free compliance line listed on our website under the heading “Corporate Governance/Audit Committee Complaints Policy.”

All stockholder communications properly received will be reviewed by the office of our General Counsel to determine whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive material will be forwarded promptly to the appropriate director or directors.

VOTING SECURITIES

Only holders of record of our common stock, par value $3.33 1/3 per share, at the close of business on March 9, 2010, the record date for our annual meeting, are entitled to notice of, and to vote at, the meeting. A majority of the shares of common stock entitled to vote, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker non-votes on filed proxies and ballots are counted as present for establishing a quorum. On the record date for our annual meeting, there were issued and outstanding 174,863,203 shares of common stock. Each share of common stock is entitled to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tabulation sets forth, as of March 9, 2010, information with respect to the only persons who were known to us to be beneficial owners of more than five percent of the outstanding shares of our common stock, based on statements filed with the SEC pursuant to Section 13(g) or 13(d) of the Exchange Act.

	Number of Shares
	of Common Stock		Percent
Name and Address of Beneficial Owner	Beneficially Owned		of Class

FMR LLC	16,664,830	(1)	9.5%
82 Devonshire Street Boston, MA 02109

Wellington Management Company, LLP	13,401,018	(2)	7.7%
75 State Street Boston, MA 02109

Blackrock, Inc.	10,670,169	(3)	6.1%
40 East 52nd Street New York, NY 10022

Capital World Investors	9,759,000	(4)	5.6%
333 South Hope Street Los Angeles, CA 90071

(1)	Included in the shares of common stock that are beneficially owned by FMR LLC are (a) 16,573,766 shares beneficially owned by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940 (“Investment Advisers Act”) (which includes 13,433,836 shares held by Fidelity Contrafund, an investment company), (b) 1,370 shares beneficially owned by Strategic Advisors, Inc., a wholly-owned subsidiary of FMR LLC and an investment adviser registered under the Investment Advisers Act, and (c) 89,694 shares beneficially owned by Pyramis Global Advisors Trust Company, an indirect wholly-owned subsidiary of FMR LLC and a bank as defined under Section 3(a)(6) of the Exchange Act.

(2)	Wellington Management Company LLP, in its capacity as investment adviser, may be deemed to beneficially own 13,401,018 shares of common stock, which are held of record by clients of Wellington Management Company LLP. Wellington has shared voting power with respect to 5,915,416 shares of common stock and shared dispositive power with respect to 13,381,318 shares of common stock.

(3)	Blackrock, Inc. is deemed to be the beneficial owner of 10,670,169 shares of common stock and has sole voting and dispositive power with respect to such shares.

(4)	Capital World Investors is deemed to be the beneficial owner of 9,759,000 shares of common stock as a result of CRMC acting as investment adviser to various investment companies registered under the Investment Company Act. Capital World Investors has sole voting power with respect to 2,900,000 shares of common stock and dispositive power with respect to 9,759,000 shares of common stock.

PROPOSAL I

ELECTION OF DIRECTORS

As of the date of this proxy statement, our Board consists of nine directors, eight of whom are independent. Provided below is information regarding the business experience of each nominee as well as the qualifications that led our Board to select each nominee for election to the Board. All directors are elected annually to serve until the next annual meeting and until their successors are elected.

Directors in uncontested elections will be elected by majority vote of the shares cast at the 2010 annual meeting. A majority of the votes cast means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee. In contested elections (an election in which the number of nominees for director is greater than the number of directors to be elected) the vote standard will be a plurality of votes cast.

In accordance with our Corporate Governance Guidelines, our Board will nominate for election or re-election as a director only candidates who agree to tender, promptly following the annual meeting, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting and (ii) acceptance by the Board. In addition, our Board will fill director vacancies and new directorships only with candidates who agree to tender the same form of resignation promptly following their appointment to the Board.

If an incumbent director fails to receive the required vote for re-election, then, within 90 days following certification of the stockholder vote, our Governance Committee will act to determine whether to accept the director’s resignation and will submit its recommendation for prompt consideration by our Board, and the Board will act on the Committee’s recommendation. Promptly thereafter, our Board will publicly disclose its decision-making process and decision regarding whether to accept the director’s resignation (or the reason(s) for rejecting the resignation, if applicable).

Any director who tenders a resignation pursuant to this provision of our Corporate Governance Guidelines may not participate in the Governance Committee recommendation or Board action regarding whether to accept his or her resignation. If each member of our Governance Committee fails to receive the required vote in favor of his or her election in the same election, then a majority of the directors who did receive the required vote will appoint a committee of independent directors to consider the resignations and recommend to the Board whether to accept them. However, if three or fewer independent directors receive the required vote for election, all directors may participate in the action regarding whether to accept the resignations.

Our Board expects that all of the nominees will be available to serve as directors as indicated. In the event that any nominee should become unavailable, however, the proxyholders will vote for a nominee or nominees who would be designated by our Board unless the Board chooses to reduce the number of directors serving on our Board.

Company Nominees for Director

Jeffrey L. Berenson — Mr. Berenson, age 59, is President and Chief Executive Officer of Berenson & Company, a private investment banking firm in New York City that he co-founded in 1990. From 1978 until co-founding Berenson & Company, he was with Merrill Lynch’s Mergers and Acquisitions department, becoming head of that department in 1986 and then co-head of its Merchant Banking unit in 1988. Mr. Berenson was appointed to the Board of Directors of Patina Oil & Gas Corporation (“Patina”) in December 2002 and joined our Board upon completion of our merger with Patina on May 16, 2005. He is also a member of the Board of Directors of Epoch Holdings Corporation. Mr. Berenson brings a strong financial and executive management background to our Board as well as important historical perspective on the organization and assets acquired in our Patina merger.

Michael A. Cawley — Mr. Cawley, age 62, has served as President and Chief Executive Officer of The Samuel Roberts Noble Foundation, Inc. (“Foundation”) since February 1, 1992, after serving as Executive Vice President of the Foundation since January 1, 1991. Prior to 1991, Mr. Cawley was the President of Thompson, Cawley, Veazey & Burns, a professional corporation, attorneys at law. Mr. Cawley has served as a trustee of the Foundation since 1988 and is also a director of Noble Corporation. He has served on our Board since 1995 and has been our Lead

Independent Director since 2001. Mr. Cawley brings a strong legal and executive management background to our Board, complementary to his role as our Lead Independent Director.

Edward F. Cox — Mr. Cox, age 63, is chair of The New York Republican State Committee (“NYRSC”) and was previously for more than five years a partner in the law firm of Patterson Belknap Webb & Tyler llp, New York, New York, serving as the chair of the firm’s corporate department and as a member of its management committee. He is chair of the New York League of Conservation Voters Education Fund and for more than five years prior to his election as NYRSC chair in 2009 was chair of the community college and charter school committees of the Trustees of The State University of New York and of the State University Construction Fund, and was a member of New York’s merit selection constitutional Commission on Judicial Nomination. During the two years leading up to his 2009 election as NYRSC chair, Mr. Cox served as the New York State Chair of Senator John McCain’s presidential campaign. He has served on our Board since 1984. Mr. Cox brings a strong legal background to our Board, with experience in corporate governance matters.

Charles D. Davidson — Mr. Davidson, age 60, has served as our Chief Executive Officer since October 2000 and has served as Chairman of our Board since April 2001. In addition, he served as our President from October 2000 through April 2009. Prior to October 2000, he served as President and Chief Executive Officer of Vastar Resources, Inc. (“Vastar”) from March 1997 to September 2000 (Chairman from April 2000) and was a Vastar director from March 1994 to September 2000. From September 1993 to March 1997, he served as a Senior Vice President of Vastar. From 1972 to October 1993, he held various positions with ARCO. Mr. Davidson brings a strong oil and gas operational and executive management background to our Board, having industry experience in domestic and international operations.

Thomas J. Edelman — Mr. Edelman, age 59, founded Patina Oil & Gas Corporation and served as its Chairman and Chief Executive Officer from its formation in 1996 through its merger with Noble Energy, Inc. in 2005. He co-founded Snyder Oil Corporation and was its President from 1981 through 1997. He served as Chairman and Chief Executive Officer and later as Chairman of Range Resources Corporation from 1988 through 2003. From 1980 to 1981, he was with The First Boston Corporation and, from 1975 through 1980 with Lehman Brothers Kuhn Loeb Incorporated. Mr. Edelman is currently Managing Partner of White Deer Energy LP, a recently-formed energy private equity fund. He is also President of Lenox Hill Neighborhood House, a Trustee and Chair of the Investment Committee of The Hotchkiss School, a member of the Board of Directors of Georgetown University and Chairman of Berenson & Company. Mr. Edelman brings a strong financial and executive management background to our Board as well as important historical perspective on the organization and assets acquired in our Patina merger.

Eric P. Grubman — Mr. Grubman, age 52, has served as Executive Vice President of the National Football League since 2004. He was responsible for Finance and Strategic Transactions from 2004 to 2006, and has served as the League’s President of Business Ventures from 2006 to present. Mr. Grubman was a private investor from 2001 to 2004, Co-President of Constellation Energy Group, Inc. from 2000 to 2001 and Partner and Co-Head of the Energy Group at Goldman Sachs from 1996 to 2000. He joined our Board on January 27, 2009. Mr. Grubman brings a strong financial and executive management background to our Board, and familiarity with the energy sector through his prior investment banking experience.

Kirby L. Hedrick — Mr. Hedrick, age 57, served as Executive Vice President over upstream operations for Phillips Petroleum Company from 1997 until his retirement in 2000. He joined our Board on August 1, 2002. Mr. Hedrick brings a strong oil and gas operational and executive management background to our Board, having industry experience that includes major international project development.

Scott D. Urban — Mr. Urban, age 56, served in executive management positions at Amoco and its successor, BP, from 1977 to 2005. At the time of his retirement from BP in 2005, he was Group Vice President, Upstream for several profit centers including North America Gas, Alaska, Egypt and Middle East and, before that, Group Vice President, Upstream North Sea. He held various positions at Amoco including, at the time of its merger with BP, Group Vice President, Worldwide Exploration. Mr. Urban is also a partner in Edgewater Energy Partners, an organizational consulting firm for energy-related industries, and a member of the Board of Directors of Pioneer Drilling. He joined our Board on October 23, 2007. Mr. Urban brings a strong oil and gas operational and executive management background to our Board, having industry experience that includes major international project development.

William T. Van Kleef — Mr. Van Kleef, age 58, served in executive management positions at Tesoro Corporation (“Tesoro”) from 1993 to 2005, most recently as Tesoro’s Executive Vice President and Chief Operating Officer. During his tenure at Tesoro, Mr. Van Kleef held various positions, including President, Tesoro Refining and Marketing, and Executive Vice President and Chief Financial Officer. Before joining Tesoro, Mr. Van Kleef, a Certified Public Accountant, served in various financial and accounting positions with Damson Oil from 1982 to 1991, most recently as Senior Vice President and Chief Financial Officer. He joined our Board on November 11, 2005. Mr. Van Kleef is also a member of the Board of Directors of Oil States International, Inc. Mr. Van Kleef brings a strong financial, accounting and executive management background to our Board, as well as experience in the downstream side of our business.

Generally, our By-laws provide that a stockholder must deliver written notice to our Secretary no later than 120 calendar days prior to our annual meeting naming the stockholder’s nominee(s) for director and specifying certain information concerning the stockholder and nominee(s) as described below under the section “Evaluation of Director Nominees.” Accordingly, a stockholder’s nominee(s) for director to be presented at our 2011 annual meeting of stockholders must be received by us no later than December 28, 2010.

Our Board unanimously recommends that stockholders vote “FOR” the election of each of its nine nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Our Board held thirteen meetings in 2009, consisting of five regular meetings, its annual organizational meeting and seven special meetings, and on one occasion took action by unanimous written consent.

Evaluation of Director Nominees

Our Governance Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to our Board’s oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. Nominees for director shall be those people who, after taking into account their skills, expertise, integrity, diversity, character, judgment, age, independence, corporate experience, length of service, potential conflicts of interest and commitments (including, among other things, service on the boards or comparable governing bodies of other public companies, private business companies, charities, civic bodies or similar organizations) and other qualities, are believed to enhance our Board’s ability to manage and direct, in an effective manner, the affairs and business of the Company, including, when applicable, to enhance the ability of committees of our Board to fulfill their duties and to satisfy any independence requirements imposed by law, regulation or listing standards of the NYSE.

In general, nominees for director should have an understanding of the workings of large business organizations such as the Company and senior level executive experience, as well as the ability to make independent, analytical judgments, the ability to be an effective communicator and the ability and willingness to devote the time and effort to be an effective and contributing member of our Board. In addition, our Governance Committee will examine a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company. Our Governance Committee will also seek to have our Board represent a diversity of backgrounds, experience, gender and race.

Our Governance Committee will identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons meeting the criteria described above who have had a change in circumstances that might make them available to serve on our Board — for example, retirement as a CEO or CFO of a public company or exiting government or military service or business and civic leaders in the communities in which our facilities are located. Our Governance Committee also, from time to time, will engage firms that specialize in identifying director candidates. Our Governance Committee will also consider candidates recommended by our stockholders.

Once a person has been identified by our Governance Committee as a potential candidate, the committee may collect and review available information regarding the person to assess whether the person should be considered further. If our Governance Committee determines that the person warrants further consideration, the committee Chair or another member of our Governance Committee will contact the individual. Generally, if the person expresses a willingness to be considered and to serve on our Board, our Governance Committee will request information, review the person’s accomplishments and qualifications, including in light of any other candidates that the committee might be considering, and conduct one or more interviews with the candidate. In certain instances, Governance Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. Our Governance Committee’s evaluation process will be the same whether or not a candidate is recommended by a stockholder, although our Board may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Our Governance Committee annually reviews its long-term plan for Board composition, giving consideration to the foregoing factors. Based on this review in July 2009, the committee concluded that the current Board size and composition continued to be appropriate in light of the Company’s focus and operations.

Stockholder Nominees

Our Governance Committee will consider director nominees of stockholders, provided that such recommendations are made in writing to the attention of our Secretary and generally received not less than 120 days before the anniversary date of the immediately previous year’s annual meeting of stockholders. A stockholder must include the following information with each recommendation for a director nominee:

•	the name and address of the stockholder and evidence of the stockholder’s ownership of our stock, including the number of shares owned and the length of time of ownership, as well as any other direct or indirect pecuniary or economic interest the person may have in any of our stock;

•	whether the stockholder intends to appear in person or by proxy at our annual stockholders’ meeting to make the nomination;

•	a description of all arrangements or understandings between the stockholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is made;

•	the name, age and business and residence address of the candidate, the candidate’s résumé or a listing of his or her principal occupation or employment and qualifications to be a member of our Board and the candidate’s consent to be named as a director if selected by our Governance Committee and nominated by our Board; and

•	the class and number of shares of our stock that are beneficially owned by the candidate and any other direct or indirect pecuniary economic interest that the candidate may have in any of our stock.

Changes in the Board of Directors

Bruce A. Smith resigned from our Board effective February 1, 2008. After evaluation of director candidates to fill the position vacated by Mr. Smith, Eric P. Grubman was appointed to our Board on January 27, 2009. Additionally, on October 27, 2009 our Board determined that Thomas J. Edelman was independent under the NYSE independence standards and applicable SEC rules and appointed him to our Governance Committee.

Committees of the Board of Directors

Our Board has four standing committees, whose names, current members and purposes are as follows:

Audit Committee — William T. Van Kleef, Chair; Michael A. Cawley; Eric P. Grubman; and Scott D. Urban. The primary purpose of our Audit Committee is to: (1) assist our Board in fulfilling its responsibility to oversee the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of our internal audit function and independent auditor and (2) prepare a committee report as required by the SEC to be included in our annual proxy statement. Our Audit Committee held five meetings during 2009. For more details, see information under the section “Report of the Audit Committee.”

Compensation, Benefits and Stock Option Committee — Kirby L. Hedrick, Chair; Jeffrey L. Berenson; and Edward F. Cox. The purpose of our Compensation Committee is to: (1) review and approve our goals and objectives in the areas of: (a) salary and bonus compensation, (b) benefits, and (c) equity-based compensation, as they relate to our CEO, evaluating our CEO’s performance based on those goals and objectives and, either as a committee or together with the other independent directors (as directed by our Board), determine and approve our CEO’s compensation level based on that evaluation; (2) make recommendations to our Board with respect to non-CEO executive officer compensation, incentive-compensation plans and equity-based plans that are subject to Board approval; and (3) produce an annual report on executive compensation as required by the SEC to be included, or incorporated by reference, in our proxy statement or other applicable SEC filings. Our Board has delegated authority to our Compensation Committee to determine and approve our compensation philosophy; the annual salary, bonus, equity-based compensation and other benefits applicable to our executive officers; and equity-based compensation applicable to non-executive-officer employees. Our Compensation Committee held ten meetings during 2009. For more details, see information under the section “Compensation Discussion and Analysis.”

Corporate Governance and Nominating Committee — Michael A. Cawley, Chair; Jeffrey L. Berenson; Edward F. Cox; Thomas J. Edelman; Eric P. Grubman, Kirby L. Hedrick; Scott D. Urban; and William T. Van Kleef. The overall purpose of our Governance Committee is to: (1) take a leadership role in providing a focus on corporate governance to enable and enhance our short- and long-term performance; (2) engage in appropriate identification, selection, retention and development of qualified directors consistent with criteria approved by our Board; (3) develop, and recommend to our Board, a set of corporate governance principles or guidelines applicable to us; (4) advise our Board with respect to the Board’s composition, procedures and committees; and (5) oversee the evaluation of our Board and management. Our Governance Committee held five meetings during 2009.

Environment, Health and Safety Committee — Edward F. Cox, Chair; Charles D. Davidson; Thomas J. Edelman; Kirby L. Hedrick; and Scott D. Urban. The overall purpose of our Environment, Health and Safety Committee is to assist our Board in determining whether we have appropriate policies and management systems in place with respect to environment, health and safety (“EH&S”) matters and to monitor and review compliance with applicable EH&S laws, rules and regulations. Our Environment, Health and Safety Committee held three meetings during 2009.

Meeting Attendance

All but one of our directors attended at least 75% of the meetings of our Board and its committees of which such director was a member during 2009. Mr. Edelman attended 71% of our Board and applicable committee meetings last year.

Compensation Committee Interlocks and Insider Participation

Kirby L. Hedrick, Jeffrey L. Berenson and Edward F. Cox served on our Compensation Committee for all of 2009. There were no Compensation Committee interlocks nor insider (employee) participation during 2009.

PROPOSAL II

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee of our Board has appointed the firm of KPMG LLP to serve as our independent auditor for the fiscal year ending December 31, 2010. This firm has audited our accounts since May 2002. Although action by our stockholders on this matter is not required, our Audit Committee believes that it is important to seek stockholder ratification of this appointment in light of the critical role played by our independent auditor in maintaining the integrity of our financial controls and reporting.

One or more representatives of KPMG LLP are expected to be present at our annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

Our Board unanimously recommends that stockholders vote “FOR” ratification of the appointment of KPMG LLP as our independent auditor.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following tabulation sets forth, as of March 9, 2010, the shares of common stock beneficially owned by each director, each named executive officer listed in the Summary Compensation Table included in this proxy statement, and all directors and named executive officers as a group.

	Common Stock Beneficially Owned(1)
	Number of		Percent of
Name	Shares(2)(3)		Class

Director
Jeffrey L. Berenson	43,819		*
Michael A. Cawley	54,436	(4)	*
Edward F. Cox	24,495	(5)	*
Charles D. Davidson	1,317,473	(6)	*
Thomas J. Edelman	2,095,636	(7)	1.2%
Eric P. Grubman	15,794		*
Kirby L. Hedrick	74,995		*
Scott D. Urban	26,753		*
William T. Van Kleef	68,995		*
Named Executive Officer (excluding any director named above)
Rodney D. Cook	128,860		*
Susan M. Cunningham	320,130		*
Kenneth M. Fisher	46,583		*
David L. Stover	325,386		*
All directors and named executive officers as a group (13 persons)	4,543,355		2.6%

*	Represents less than one percent of outstanding shares of common stock.

(1)	Unless otherwise indicated, all shares are directly held with sole voting and investment power.

(2)	Includes shares not outstanding but subject to options that are currently exercisable (or that will become exercisable on or before May 8, 2010), as follows: Mr. Berenson — 18,612 shares; Mr. Cawley — 50,412 shares; Mr. Cox — 15,412 shares; Mr. Davidson — 1,052,021 shares; Mr. Edelman — 26,612 shares; Mr. Grubman — 10,536 shares; Mr. Hedrick — 65,412 shares; Mr. Urban — 17,929 shares; Mr. Van Kleef — 26,612 shares; Mr. Cook — 83,094 shares; Ms. Cunningham — 255,085 shares; and Mr. Stover — 225,437 shares.

(3)	Includes restricted stock awards not currently vested, as follows: 1,200 shares held by each of Messrs. Berenson, Cawley, Cox, Edelman, Grubman, Hedrick, Urban, and Van Kleef; Mr. Cook — 31,412 shares; Ms. Cunningham — 42,466 shares; Mr. Davidson — 130,707 shares; Mr. Fisher — 46,583 shares; and Mr. Stover — 73,598 shares.

(4)	Mr. Cawley is one of 12 trustees of The Samuel Roberts Noble Foundation, Inc. The Foundation holds of record 1,427,166 shares of our common stock. As with other corporate action, the voting of the shares held by the Foundation requires a majority vote of its trustees at a meeting at which a quorum of trustees is present. Where there are more than three trustees of a company and a majority vote is required for corporate action, no individual trustee is deemed to have beneficial ownership of securities held by such company. Accordingly, the 1,427,166 shares held of record by the Foundation are not reflected in Mr. Cawley’s beneficial ownership of common stock.

(5)	Includes 12,000 shares held by spouse.

(6)	Includes shares indirectly held in a qualified 401(k) Plan, as follows: Mr. Davidson — 3,234 shares.

(7)	Includes 1,100,000 shares held under deferred compensation plans.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The first part of our Compensation Discussion and Analysis, entitled Compensation Considerations in the Current Environment, discusses how our executive compensation program operates in the current economic environment. The second part, entitled Overview of Our Executive Compensation Program, discusses the elements and provides an analysis of our executive compensation program. The third part includes a presentation of executive compensation in tabular form.

Compensation Considerations in the Current Environment

Our goal continues to be to link compensation strongly to performance through the use of financial incentives that are tied to the Company’s operational and financial performance. 2009 was a challenging year in the energy industry due to the prolonged recession, constraint in the credit markets and commodity price volatility. We reduced our capital spending program to $1.3 billion as compared to $2.3 billion for 2008. We were able nonetheless to move forward on several major development projects as well as pursue additional exploration opportunities that resulted in important new discoveries. In this difficult environment, we believe that our 2009 compensation program was balanced and reasonable.

Our 2009 financial results generally fell short of the records set in 2008. For example, key 2009 financial results included a net loss of $131 million, as compared to record net income of $1.4 billion for 2008; discretionary cash flow of $1.69 billion, as compared to a record $2.4 billion for 2008; and cash flows provided by operating activities of $1.5 billion, as compared to $2.3 billion for 2008. Discretionary cash flow is a non-GAAP financial measure that is calculated by adding back depreciation, depletion, amortization and various other non-cash expense items to net income. Annual daily production was down approximately 2% from the record set in 2008, largely due to reduced sales volumes in Israel, and reserves were down 44 million barrels of oil equivalent (“MMBoe”), largely due to lower prices and adjustments resulting from the SEC’s new reserve reporting rules. However, prior to negative revisions caused by lower prices and the new reserve reporting rules, proved reserve additions totaled 79 MMBoe representing 103% of 2008 production. While these financial results were below the records seen in 2008, our total annual stockholder return was considerably better in 2009, at 46.5% compared to a negative 37.5% in 2008. Stockholder return represents the change in capital value of our common stock for the period indicated, plus dividends, expressed as a percentage.

Our Compensation Committee recognizes that value-creating performance by a group of executives does not always immediately translate into financial results or appreciation in our stock price, particularly in periods of economic stress and commodity price volatility. The Company made exceptional progress on a number of strategic objectives during 2008 and 2009 that we believe contributed to improved stock performance in 2009 and a considerable enhancement of long-term value for the Company and its stockholders. For example, in January 2009 we announced a significant discovery at Tamar, offshore Israel, the largest discovery in our history. Also during 2009, we made substantial progress on our significant portfolio of long-term growth projects, including the sanctioning of the oil development projects at Aseng (formerly Benita) in offshore Equatorial Guinea, and at Isabela/Santa Cruz (which we refer to collectively as Galapagos) in the deepwater Gulf of Mexico, as well as making important progress on our plans for the Tamar discovery. These and other major development projects are expected to create value by offering long-lived, sustained cash flows after a period of investment, and attractive financial returns.

Taking these factors into account, executive officer salaries and payouts under our short-term incentive plan were generally unchanged in 2009 compared to 2008.

Overview of Our Executive Compensation Program

Our executive compensation program is overseen by our Compensation Committee, with input from our management and outside compensation consultants.

Compensation Program Oversight

Role of Compensation Committee

The purpose of our Compensation Committee is set out in detail in the committee’s charter but generally is to:

•	review and approve our goals and objectives relating to CEO compensation, evaluating our CEO’s performance based on those goals and objectives and determining and approving our CEO’s compensation level based on that evaluation;

•	make recommendations to our Board with respect to non-CEO executive officer compensation; and

•	produce an annual report on executive compensation as required by the SEC to be included, or incorporated by reference, in our proxy statement or other applicable SEC filings.

The committee also serves an important role in setting the overall compensation philosophy, goals and objectives of the Company.

Our Board has delegated authority to our Compensation Committee to determine and approve (1) our compensation philosophy, (2) the compensation of our non-CEO executive officers, and (3) equity-based compensation applicable to non-executive-officer employees.

Membership

Our Board appoints our Compensation Committee members and Chair, and these appointees continue to be members until their successors are elected and qualified or until their earlier resignation or removal. Any member of our Compensation Committee may be removed, with or without cause, by our Board. Our Governance Committee, after consultation with our Lead Independent Director, makes recommendations to our Board with respect to the appointment of Board members to all of its committees considering, in the case of our Compensation Committee, criteria such as experience in compensation matters, familiarity with our management and other key personnel, understanding of public company compensation issues, time availability necessary to fulfill committee responsibilities and independence and other regulatory requirements. No member of our Compensation Committee participates in any of our employee compensation programs, and our Board has determined that none of our Compensation Committee members has any material business relationship with us.

Independence

We believe that these membership criteria are met by Kirby L. Hedrick, Jeffrey L. Berenson and Edward F. Cox, who currently serve on our Compensation Committee and did so throughout 2009. Each has been determined by our Board to meet the NYSE standards for independence, to be a “Non-Employee Director” as defined in Rule 16b-3 under the Exchange Act, and to be an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code.

Meetings

Our Compensation Committee’s meeting schedule is determined annually and meeting agendas are based on an annual calendar of recurring agenda items approved by the committee. The meeting agendas may include additional items as determined by the committee in its discretion, and the committee may also hold special meetings. Committee meeting agendas are reviewed by our Lead Independent Director and approved by the committee Chair. Our Compensation Committee held ten meetings during 2009.

Delegation of Authority

In an effort to minimize the need for special meetings of our Compensation Committee to address routine compensation matters involving non-executive-officer employees, the committee has delegated limited authority to our CEO to (1) grant stock options and restricted stock to new hires for employment inducement purposes, (2) approve cash retention payments, and (3) make adjustments related to change of control severance plan participation resulting from organizational changes affecting employees not participating in the Change of Control

Severance Plan for Executives. Actions taken by our CEO under these delegations are required to be reported to our Compensation Committee at its next regularly scheduled meeting and the committee reviews the appropriateness of the delegation on an annual basis.

Role of Management

Our CEO and our Vice President — Human Resources generally attend Compensation Committee meetings and provide input to the committee with respect to executive compensation, key job responsibilities, performance objectives and compensation trends. They also coordinate with our compensation consultant to ensure that committee requests regarding executive compensation matters are addressed. We believe that our CEO and Vice President — Human Resources are best qualified to support the committee in these areas given their understanding of our business and personnel, compensation program and competitive environment. In this supporting role they may provide information and recommendations relevant to establishing performance measures, weightings, targets, and similar items that affect compensation, including that of our CEO and other executive officers, and may request that our Compensation Committee schedule special meetings to address executive compensation matters as appropriate. Our CEO is closely involved in assessing the performance of our executive officers, and advising our Compensation Committee in that regard. Our CEO and Vice President — Human Resources may also communicate directly with our compensation consultant in this supporting role. Our Compensation Committee is not obligated to accept our management’s recommendations with respect to executive compensation matters, and meets in executive session to discuss such matters outside of the presence of our management. During 2009, the committee held four executive sessions.

Role of Compensation Consultant

Our Compensation Committee may retain, at our expense, independent compensation consultants it deems advisable to assist it in executive compensation matters. The committee meets with the compensation consultants, with and outside the presence of our management, to review findings based on market research regarding executive compensation and considers those findings in determining and making adjustments to our executive compensation program.

The committee continued to retain Towers Perrin as its independent compensation consultant for purposes of reviewing our 2009 executive compensation program and providing comparative market data on compensation practices and programs based on an analysis of our peer companies and other factors. In making this decision, the committee considered Towers Perrin’s past performance and its familiarity with our executive compensation program and the compensation programs of our peer companies and sector, the benefits of retaining the same consultant compared to those of engaging a different consultant, and independence taking into account that of the total approximate $101,000 we paid to Towers Perrin in 2009, approximately $84,000 represented consulting services in the area of executive compensation. The committee also considered the impact of the late-2009 merger of Towers Perrin and Watson Wyatt, concluding that it did not have a material impact on the executive compensation consulting services being provided to us in 2009.

Towers Perrin also provided compensation consulting services to our Governance Committee in 2009 in reviewing and determining fees and equity compensation paid or awarded, as the case may be, to our non-employee directors.

Other Compensation Considerations

Compensation Peer Group

When making compensation decisions, we also look at the compensation of our CEO and other executive officers relative to that paid to similarly-situated executives at companies that we consider to be our peers — this is often referred to as “benchmarking.” We consider benchmarking data in determining executive officer base salary, our short-term incentive plan target bonus percentage factors, equity grant levels and the overall structure of our compensation program. We believe, however, that a benchmark should be just that — a point of reference for measurement — but not the determinative factor for our executives’ compensation. Because comparative compensation information is just one of the several analytic tools that are used in setting executive compensation, our

Compensation Committee has discretion in determining the nature and extent of its use. Further, given the limitations associated with comparative pay information for setting individual executive compensation, the committee may decide to not use comparative compensation information at all in the course of making compensation decisions.

Our Compensation Committee maintained the same peer group of companies during 2008 and 2009, which consisted of larger and smaller publicly traded oil and gas exploration and production companies that have similar operating and financial characteristics. With the assistance of our CEO and our compensation consultant, as appropriate, our Compensation Committee reviews the composition of the peer group annually to ensure that companies remain relevant for comparative purposes. After review in January 2010, our Compensation Committee removed XTO Energy Inc. from that list given its pending merger with ExxonMobil Corporation, but added Talisman Energy Inc., a Canadian company with dual listing on the NYSE and a balance of U.S. and international projects similar in size and scope to our operations. Our compensation peer group for 2010, therefore, consists of:

• Anadarko Petroleum Corp.	• Newfield Exploration Company
• Apache Corp.	• Noble Energy, Inc.
• Cabot Oil & Gas Corporation	• Pioneer Natural Resources Company
• Chesapeake Energy Corp.	• Plains Exploration and Production Company
• Devon Energy Corp.	• Range Resources Corporation
• EOG Resources, Inc.	• Southwestern Energy Company
• Forest Oil Corp.	• Talisman Energy Inc.
• Murphy Oil Corp.

With these changes, we believe that this group of companies continues to be representative of the sector in which we operate, and includes companies of similar market size and geographic scope of operations, nature and relative complexity of business and roles and responsibilities of executive officers.

Internal Pay Equity

When making executive compensation decisions, our Compensation Committee analyzes total compensation with a focus on base salary, short-term incentive plan and long-term incentive plan elements. To facilitate this analysis, our CEO and Vice President — Human Resources work with our compensation consultant to provide the committee comparative compensation information in these areas for each executive officer, along with summary information on post-employment compensation trends, benefits and other relevant factors. This information is compiled in written report format and includes recent publicly available information and other market data, as well as tally sheets detailing the base salary, short-term incentive plan and long-term incentive plan elements. We believe that this information provides our Compensation Committee with a sufficient basis to evaluate executive officer compensation by presenting a comprehensive review of compensation data on each executive officer and the opportunity for related discussion with our compensation consultant.

While comparisons to compensation levels at companies in our compensation peer group are helpful in assessing the overall competitiveness of our executive compensation program, we believe that our program must also be internally consistent and equitable. In its review of total compensation, our Compensation Committee considers the relationship between our CEO’s total compensation and that of our other executive officers. The committee has not adopted a formal policy regarding internal pay equity, but for 2009 concluded that CEO compensation was equitable compared to that of our President and Chief Operating Officer (“COO”) and other named executive officers in recognition of the CEO’s broad responsibility and accountability for the Company’s strategy and operations, compliance and controls, investor relations and role as Chairman of our Board. The 2009 total compensation of our COO was likewise found to be equitable compared to that of the next named executive officer in recognition of the COO’s broad responsibility for the Company’s worldwide exploration and production operations, our Compensation Committee’s views on that position relative to the other named executive officer positions and the fact that two of the other named executive officers report directly to the COO. Internal pay equity was also considered by our Compensation Committee in approving the compensation package for the Company’s new Chief Financial Officer (“CFO”). The Compensation Committee likewise concluded that the 2009 compensation of our other named executive officers was equitable in light of their respective roles, responsibilities and reporting relationships.

Objectives of Our Executive Compensation Program

Our executive compensation program is designed to incentivize consistent, longer-term performance and achievement of strategic objectives in a manner that will:

•	compensate employees for the value of their contributions;

•	provide total compensation that is flexible enough to respond to changing market conditions and that also aligns compensation levels with performance; and

•	provide total compensation that will attract, motivate and retain individuals of high quality and support a long-standing internal culture of loyalty and dedication to our interests.

We believe that linking executive compensation to Company performance is in the best interest of our stockholders and, as an individual’s level of responsibility increases, a greater portion of total compensation should be at risk and the mix of total compensation should be weighted more heavily in favor of incentive-based compensation including equity-linked compensation. As performance goals are met or exceeded, resulting in increased value to stockholders, our executive officers should be rewarded commensurately. Our Compensation Committee believes that our 2009 executive compensation program achieved these objectives.

Elements of Our Executive Compensation Program

Our executive compensation program consists of four principal elements: base salary, a short-term incentive plan, a long-term incentive plan and post-employment compensation. The following is a discussion of each of these elements and their respective roles in our compensation program.

Base Salary

Base salary provides a cash foundation for our total compensation program that helps us attract and retain individuals of high quality. Our Compensation Committee believes that base salaries for executive officers should be competitive with comparable positions in peer companies to allow us to attract and retain such individuals. The policy of our Compensation Committee generally is to establish base salary levels that approximate the market median. Competitive information is obtained through oil and gas industry compensation surveys and other analyses conducted by our compensation consultant. Our Compensation Committee analyzes this information and makes appropriate annual adjustments. Based on the results of market data provided by Towers Perrin regarding 2009 executive compensation, and after considering the impact that the global economic environment and prolonged recession has had on the job market, no adjustments were made to executive officers’ base salaries.

Short-Term Incentive Plan

Our short-term incentive plan (“STIP”) is a performance-based annual incentive bonus plan that is payable in cash and available to all of our full-time employees, including executive officers. It provides a performance-based incentive beyond base salary that is designed to motivate performance and compensate employees for the value of their annual contributions. In addition, given its annual nature and discretionary component, the STIP has flexibility to respond to changing market conditions.

The target STIP bonus for an employee is the employee’s base salary at year-end multiplied by the percentage factor assigned to the employee’s salary classification. Target bonus percentage factors range from 6% to 100%, with factors of 100% for the CEO and from 75% to 90% for the other named executive officers, with the differences primarily attributable to each officer’s respective scope of responsibility within the Company. Payout under the plan may range from 0 to 2.5 times the aggregate target bonus pool for all employees.

In January of each year, our Compensation Committee approves annual STIP performance-based measures, including their relative weighting and specific targets, in addition to a discretionary component to be determined by the committee. The measures, weighting and targets are communicated to our executive officers at that time. The

2009 measures approved by our Compensation Committee on January 26, 2009 accounted for 50% of the STIP formula and consisted of quantitative targets for proved reserve additions, production, controllable unit costs and discretionary cash flow. Discretionary cash flow is a non-GAAP financial measure that is calculated by adding back depreciation, depletion, amortization and various other non-cash expense items to net income.

Our Compensation Committee approves the target for each performance measure after considering prior year financial and operational results, the Board-approved budget, planned projects and capital spending plans for the upcoming year. Our Compensation Committee also considers that the achievement of those targets can be significantly affected by availability of labor and equipment, acquisitions and sales, weather, product demand and pricing, competition and other industry conditions that cannot be determined with certainty at the time the targets are set. This is particularly true in the current economic and commodity price environment. We believe that our targets are set aggressively in light of these variables and require achievement of significant performance.

The targets for the annual STIP performance measures may include certain adjustments that are not normally included in publicly reported results. For instance, the production target is significantly reduced from reported production by discounting gas volumes sold at a lower price in Equatorial Guinea. In addition, any significant acquisitions or divestitures are excluded when considering performance against the production and discretionary cash flow targets. Also, the reserve target is adjusted at the end of the year to reflect actual capital expenditures and the discretionary cash flow target excludes deferred taxes. Including these adjustments, the targets for 2009 were 56.6 million barrels of oil equivalent for proved reserve additions, 194.1 thousand barrels of oil equivalent per day for production, the 50th percentile relative to our compensation peer group for controllable unit costs for the 12-month period ending September 30, 2009 and $1.57 billion in discretionary cash flow. The first three targets were weighted 14% each and the discretionary cash flow target was weighted 8%. The remaining 50% is the discretionary component determined by the Compensation Committee.

Payout curves were approved for each measure at the time targets were set, ranging from a factor of 0 to 2.5, with a 1.0 factor at each target. The Company’s 2009 performance exceeded the targets for controllable unit costs and discretionary cash flow but fell short of the targets for production and proved reserve additions. Our Compensation Committee reviewed information provided by management on actual performance for each measure as applied to the measure’s payout curve to determine the bonus factor for that measure. Each bonus factor was then multiplied by the weighting for its respective measure, with the sum of the four bonus factors, as adjusted for weighting, yielding the performance-based STIP component.

The discretionary component, which accounted for the remaining 50% of the 2009 STIP formula, was determined by our Compensation Committee based on the committee’s review of overall Company performance, including other performance-based measures such as total annual stockholder return of 46.5%, falling at the 50th percentile of our peer group; exceptional safety performance; exceptional exploration performance; and significant progress on major projects, particularly in West Africa and Israel. The Committee also took into account the impact of new SEC rules on the calculation of reserve replacement, which was unknown when the reserve replacement target was set.

The sum of the performance-based and discretionary components was applied to the Company’s aggregate target bonus pool to determine our total bonus amount to be paid. This amount was then allocated between executive officers and other employees. In the case of executive officers, the committee considered the performance of the CEO as measured against operational and financial goals submitted by the CEO earlier in the year, as well as the CEO’s assessment of the performance of the other executive officers as measured against goals each submitted earlier in the year for his or her business unit or organization, and allocated the pool based on that assessment of individual performance and each executive officer’s respective target bonus percentage factor. A cash payout under the plan based on the Company’s 2009 performance occurred in February 2010.

The 2010 performance-based measures and specific targets were approved by our Compensation Committee on January 25, 2010 and communicated to our executive officers. Our Compensation Committee elected to retain three of the four performance-based measures used in 2009, each with the same weighting as 2009 but with different targets. These include production, controllable unit costs and discretionary cash flow. The performance measure for proved reserve additions was discontinued, but will be considered by the committee in determining the discretionary component which, for 2010, will increase from 50% to 64% of the STIP formula. This change was made by the committee to allow it discretion to evaluate Company performance in efforts to sanction major projects in the deepwater Gulf of Mexico, Israel and West Africa, and the impact of those projects on reserve bookings. We believe that the approved targets for 2010 will be appropriately difficult to achieve since they will be affected by many of the same challenges and uncertainties as described above. While those targets are disclosed above in the context of historical 2009 performance, we believe that the disclosure of 2010 targets would result in competitive harm to us and are therefore omitted since (1) we are engaged in a highly competitive business, (2) we may pursue opportunities in areas without first publicly disclosing our intention to do so and (3) disclosure of these targets might enable our competitors to determine our strategic areas of interest and priorities throughout the year. We also do not believe that the disclosure of 2010 targets is material to an understanding of our 2009 executive compensation program as covered by this proxy statement.

Long-Term Incentive Plan

Our long-term incentive plan (“LTIP”) was approved by our Compensation Committee and adopted by our Board on January 27, 2004 and is primarily an equity-linked plan that is available to our executive officers and certain other key employees determined on an annual basis. It is designed to attract, motivate and retain individuals of high quality by:

•	providing competitive long-term incentive compensation opportunities;

•	rewarding outstanding achievement by those who can most directly affect our performance and instill a sense of business ownership; and

•	aligning the interests of our employees with those of our stockholders so as to maximize long-term stockholder value creation.

Our Compensation Committee may make grants or awards of stock options, restricted stock and performance units under our LTIP. Stock options and restricted stock are granted under our 1992 Plan, which was originally approved by our stockholders in 1992 and most recently amended in 2009. The 1992 Plan permits the use of nonqualified stock options, with or without stock appreciation rights, and restricted stock. Pursuant to the 1992 Plan, stock options may be granted for a period of up to ten years at fair market value, as defined in the 1992 Plan, on the date of grant and upon such terms and conditions, consistent with the provisions of the plan, as are specified by our Compensation Committee at the time of grant. Restricted stock may be granted by our Compensation Committee subject to such terms and conditions as may be set by the committee.

In January 2007, and with information regarding competitive compensation practices from Towers Perrin, our Compensation Committee reviewed the effectiveness of the LTIP structure in light of our LTIP and compensation program objectives. Based on that review, the committee concluded that a combination of stock options and time-vested restricted stock would reduce plan complexity and more effectively meet our compensation program objectives. Accordingly, in 2007 and 2008 our Compensation Committee made grants of stock options that vested ratably over a three-year period and restricted stock that vested at the end of the third year. In January 2009 and 2010 our Compensation Committee made grants of stock options on the same terms but, in order to facilitate grant administration while encouraging retention consistent with our compensation program objectives, began making 1992 Plan grants of restricted stock that time-vest 20% on the first anniversary of the grant date, an additional 30% on the second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date.

Approval of Grants

Stock options and shares of restricted stock are granted to our executive officers under our 1992 Plan. Our Compensation Committee approves all such grants, which are determined based on input from the CEO and market data provided by our compensation consultant. Grants for the CEO and other executive officers are approved by our Compensation Committee and discussed with our Board, outside the presence of the CEO and the other executive officers. In approving such grants, our Compensation Committee also assesses the reasonableness of grant levels considering the Company’s relative performance versus our compensation peer group over the past three years on measures such as total stockholder return, debt-adjusted per share production growth and revenue replacement, as well as executive officer total compensation and internal pay equity.

The regular Board and Compensation Committee meeting schedule for the upcoming year is set in April of the prior year, with regular Board meetings held in January, April, July, October and December. Our Compensation Committee meetings are usually held the day before each Board meeting. The timing of these meetings is not determined by executive officers and is usually in advance of the announcement of earnings. We do not time the release of material non-public information for the purpose of affecting the values of executive compensation. Our Compensation Committee may be aware of approximate earnings results at the time of making equity grant decisions, but it does not adjust the size or timing of grants to reflect possible market reaction.

Generally, annual stock option and restricted stock grants are approved at a January meeting of our Compensation Committee. Stock options and restricted stock are granted annually on February 1 (or the preceding business day if February 1 falls on a Saturday, Sunday or holiday). It is our policy to make grants to executive officers and other employees at the same time. However, specific grants of stock options or restricted stock may be approved at other regular or special meetings to recognize the completion of a significant transaction, a change in an employee’s responsibility or a specific achievement, or as an inducement to, or for the retention of, employment. On March 18, 2009, our Compensation Committee made special awards to certain employees involved in our Tamar and Gunflint discoveries, including Messrs. Stover and Cook and Ms. Cunningham. On November 16, 2009, our Compensation Committee awarded 35,576 restricted shares of common stock and granted options to purchase 32,949 shares of common stock to Kenneth M. Fisher as part of his compensation package in accepting employment as our CFO. No other special grants were made to executive officers in 2009. We communicate grants to executive officers and other employees shortly after the date of approval, in accordance with our customary human resource practices.

Terms of Grants

Stock option grants represent the right to purchase shares of our common stock over a period of up to ten years at fair market value, as defined in the 1992 Plan, on the date of grant and upon such terms and conditions, consistent with the provisions of the plan, as are specified by our Compensation Committee at the time of grant. The 1992 Plan defines “fair market value” for grant purposes as the average of the reported high and low trading price of our common stock on the NYSE on the date of grant (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred). We believe that this method of determining fair market value is neutral to the use of the closing price of our common stock and provides a valid representation of fair market value. Therefore, consistent with the terms of our 1992 Plan, we continue to grant stock options on this basis.

Stock Ownership

We encourage, but do not require, stock ownership by our executive officers and directors. We also do not require our executive officers and directors to hold a substantial portion of their equity awards until they retire from service. Historically, our executive officers have received periodic grants of shares of restricted stock and stock options under our 1992 Plan, consistent with the objectives of our executive compensation program, providing them with meaningful equity ownership in the Company and allowing them to demonstrate their commitment as stockholders in the Company. We periodically review stock ownership by our executive officers and directors and believe that they generally maintain shares sufficiently significant in value to align their interests with those of our stockholders. If circumstances change, we will review whether stock ownership or holding requirements are appropriate.

Post-Employment Compensation

Our post-employment compensation is provided under qualified and nonqualified defined benefit plans, qualified and nonqualified defined contribution plans, and either individual change of control agreements or, alternatively, a change of control plan. Through its various components, our post-employment compensation facilitates our efforts to retain individuals of high quality and support a long-standing internal culture of loyalty and dedication to our interests.

Qualified Defined Benefit Plan

Our qualified defined benefit plan (“Retirement Plan”) provides employees originally hired before May 1, 2006, which includes all of our named executive officers except Mr. Fisher, with retirement income benefits commencing upon retirement after attaining the normal retirement age of 65 or upon early or deferred vested retirement after attaining age 55 and completing 5 years of vesting service. Early retirement reductions apply if retirement benefits are commenced prior to age 65. The amount of an employee’s monthly Retirement Plan benefit will depend upon the employee’s final average monthly compensation, age and the number of his or her years of credited service (which is limited to a maximum of 30 years). Monthly Retirement Plan benefits commencing upon retirement after attaining the normal retirement age of 65 are calculated using the greater of the following two formulas:

Formula 1	Formula 2
1.25% × final average monthly
compensation × years of credited service (up to 30) + 0.50% × final average monthly compensation that exceeds Social Security covered compensation × years of credited service (up to 30)	2% × final average monthly compensation × years of credited service (up to 20)

Final average monthly compensation generally means the employee’s average monthly compensation from the Company for the 60 consecutive months prior to retirement that results in the highest average monthly compensation for the employee. The compensation taken into account for Retirement Plan purposes includes the employee’s salary and STIP payment. The annual amount of compensation that can be taken into account for Retirement Plan purposes is limited by the Internal Revenue Code. This annual compensation limit is $245,000 for 2009 and 2010. The maximum annual benefit that may be paid to an employee under our Retirement Plan is also limited by the Internal Revenue Code. This maximum annual benefit is $195,000 for 2009 and 2010.

Our Compensation Committee reviewed our Retirement Plan in 2006 and concluded that an enhanced defined contribution plan would be better aligned with our compensation program objectives because it would offer employees more investment choices, be portable and be more cost-effective to the Company. Accordingly, beginning on May 1, 2006, our Retirement Plan was closed to new participants and new employees became eligible to instead receive an enhanced Company contribution in the qualified defined contribution plan described below. Employees originally hired before May 1, 2006, which include all of our named executive officers except Mr. Fisher, continue to accrue benefits under the Retirement Plan.

We amended our Retirement Plan effective January 1, 2008 to allow existing plan participants to elect to receive a lump sum distribution upon separation from service. Lump sums are calculated using Internal Revenue Service mandated rates.

Nonqualified Defined Benefit Plan

Our nonqualified defined benefit plan (“Restoration Plan”) is an unfunded plan that provides the benefits under the Retirement Plan’s benefit formula that cannot be provided by the Retirement Plan because of the annual compensation and annual benefit limitations applicable to the Retirement Plan under the Internal Revenue Code. The amount of an employee’s monthly Restoration Plan benefit will depend upon the employee’s final average monthly compensation, age and the number of his or her years of credited service (which is limited to a maximum of 30 years). Existing plan participants were allowed to make a one-time election prior to January 1, 2008 to receive plan benefits in a lump sum payment upon separation from service, as permitted by the transition relief provisions of Internal Revenue Code Section 409A. Restoration Plan benefits are calculated using the same methodology utilized for our Retirement Plan. Employees originally hired prior to May 1, 2006, which include all of our named executive officers except Mr. Fisher, continue to accrue benefits under the Restoration Plan.

Qualified Defined Contribution Plan

Our qualified defined contribution plan (“Thrift Plan”) allows employees to make pre-tax contributions to the plan out of their basic compensation. For the purposes of the Thrift Plan, basic compensation generally means cash compensation, including overtime but excluding incentive payments, bonuses, allowances and other extraordinary remuneration. The amount of an employee’s basic compensation taken into account under the Thrift Plan cannot exceed the Internal Revenue Code limit, which is $245,000 for 2009 and 2010. The annual contribution made by an employee to the Thrift Plan cannot exceed 50% of his or her basic compensation and is limited to a maximum contribution amount specified under the Internal Revenue Code (which is $16,500 for 2009 and 2010, plus a catch-up contribution in each of those years of $5,500 for employees who are at least 50 years of age). An employee’s pre-tax contributions (other than catch-up contributions) made to the Thrift Plan are matched by the Company on a dollar-for-dollar basis up to 6% of the employee’s basic compensation. In addition, beginning in 2006, the Company makes the following age-weighted contribution to the Thrift Plan for each participant whose initial employment date with the Company is on or after May 1, 2006 (which does not include any of our named executive officers except Mr. Fisher) and who is employed by or on authorized leave of absence from the Company on the last day of the calendar year (or whose retirement, permanent disability or death occurred during such year while employed by or on authorized leave of absence from the Company):

	Contribution Percentage	Contribution Percentage
	for Portion of Basic	for Portion of Basic
	Compensation Below	Compensation Above
Age of Participant	the FICA Taxable Wage Base	the FICA Taxable Wage Base
Under 35	4%	8%
At least 35 but under 48	7%	10%
At least 48	9%	12%

The contributions made to our Thrift Plan by or for a participant are credited to accounts maintained for such participant under the plan. The amounts credited to a participant’s accounts are invested at the direction of the participant in various investment fund options available under the Thrift Plan, including investment in shares of our common stock. The amounts credited to a participant’s accounts that are attributable to his or her pre-tax contributions are immediately 100% vested. Amounts attributable to the Company’s matching contributions become 34% vested upon the completion of one year of service, 67% vested upon the completion of two years of service, and 100% vested upon the completion of three years of service. The amounts attributable to the Company’s age-weighted contributions become vested after three years of service. The amounts credited to a participant’s accounts become distributable upon the participant’s termination of employment with the Company, and certain amounts are available for loans, hardship distributions and in-service withdrawals.

Nonqualified Deferred Compensation Plan

Our nonqualified deferred compensation plan (“Deferred Compensation Plan”) allows executive officers, and certain other employees, to save for retirement in a tax-effective way at minimal cost to us. Under the Deferred Compensation Plan, participants are allowed to defer portions of their salary and bonus and to receive certain matching and age-weighted contributions that would have been made to our Thrift Plan if the Thrift Plan had not been subject to Internal Revenue Code compensation and contribution limitations. Under this unfunded program, amounts deferred by the participant are credited annually with interest at a rate equal to the greater of 125% of the 120-month rolling average of 10-year U.S. Treasury Notes or the 120-month rolling average of the prime rate as published in The Wall Street Journal.

Change of Control Arrangements

We have adopted change of control arrangements for our executive officers and certain other employees. These arrangements are intended to preserve morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change of control of the Company. Based on information provided by Towers Perrin, we believe that these arrangements are common practice and align our executive officer interests with those of our stockholders by enabling our executive officers to consider corporate transactions that are in the best interest of stockholders without undue concern over whether the transactions may jeopardize their continued employment.

A change of control will be deemed to have occurred under our change of control arrangements if any of the following events occurs:

•	individuals who constituted our Board on January 1, 2008 (or such other date as may be specified in individual change of control agreements) (“Incumbent Board”) cease to constitute at least 51% of the Board, provided that any individual whose election was approved by a vote of at least a majority of the directors of the Incumbent Board will be considered a member of the Incumbent Board;

•	our stockholders approve a reorganization, merger or consolidation whereby the persons who were stockholders immediately prior to the reorganization, merger or consolidation do not immediately thereafter own at least 51% of the voting shares of the new entity;

•	our stockholders approve a liquidation or dissolution of the Company or a sale of all or substantially all of our assets to a non-related party; or

•	a new person or entity becomes the owner of at least 25% of our outstanding common stock or voting power in the Company.

We believe that these change of control events are an accurate depiction of circumstances that could reasonably be expected to result in a material change in the leadership and direction of the Company, creating uncertainties among employees and executive officers in such areas as the continuity of management, continued employment opportunities, and our ability to execute existing programs.

All of our change of control arrangements include provisions regarding severance benefits that our executive officers and certain other employees may be entitled to receive if they are terminated within two years following a change of control of the Company. Under these arrangements, if a named executive officer is terminated for any reason (other than for cause, disability or death) within two years after a change of control, we will then pay or provide the following to that named executive officer:

•	all unpaid salary and expenses;

•	a lump sum equal to a multiple of his or her annual cash compensation (made up of annual salary and bonus) ranging from 2.5 times to 2.99 times;

•	an amount equal to his or her pro-rata target bonus for the then-current year;

•	life, disability, medical and dental insurance benefits, upon his or her written request, ranging among named executive officers from 30 to 36 months or such shorter period until the executive obtains substantially equivalent coverage from a subsequent employer;

•	the vesting of his or her stock options and restricted stock; and

•	reimbursement for reasonable fees up to $15,000 for out-placement employment services.

If we terminate the named executive officer for cause, no benefit is payable to, or with respect to, that named executive officer under our change of control arrangements. A termination for cause may only be made by the affirmative vote of a majority of the members of our Board.

Our change of control arrangements also provide for a tax gross-up payment to the named executive officer that will fully offset the effect of (1) any excise tax imposed by Section 4999 of the Internal Revenue Code upon the benefits payable under such arrangements (or under any other Company plan, arrangement or agreement), and (2) any federal, state or local income tax or additional Section 4999 excise tax that is attributable to the tax gross-up payment.

Our change of control arrangements include a plan or, in the alternative, individual change of control agreements. Specifically, on October 24, 2006, our Board approved a Change of Control Severance Plan for Executives (“Executive Change of Control Plan”), which became effective on that date. The plan covers our executive officers and certain key employees, provided that they are not already party to pre-existing change of control agreements with us. All of our named executive officers, except Messrs. Fisher and Cook, are parties to pre-

existing change of control agreements and therefore may not participate in the plan at this time. Messrs. Fisher and Cook currently participate in our Executive Change of Control Plan.

Severance Benefit Plan

Our Severance Benefit Plan (“Severance Benefit Plan”) is an unfunded plan that provides for severance benefits to eligible employees, including our executive officers, in certain instances based upon years of completed service. The severance benefits are comprised of:

•	a cash payment of two weeks of base salary pay for every year of completed service, with a minimum of 12 weeks of pay and a maximum of 52 weeks of pay;

•	a pro-rated STIP payment based on the number of months of employment during the calendar year of termination;

•	six months of reduced-rate contributions under our medical and dental plans; and

•	twelve weeks of coverage under our employee assistance plan.

Perquisites:  We do not consider perquisites to be a principal element of executive compensation. In 2009, certain of our executive officers received non-material personal benefits, such as club membership dues reimbursement and comprehensive physical examinations.

Other Compensation Matters

Health and Welfare Programs

We offer a number of other benefits to our executive officers pursuant to benefit programs that provide for broad-based employee participation. These benefit programs include medical, dental and vision insurance, long-term disability (“LTD”) and short-term disability insurance, life and accidental death and dismemberment (“AD&D”) insurance, health and dependent care flexible spending accounts, relocation/expatriate programs and services, educational assistance, employee assistance and certain other benefits.

Indemnification Agreements

We have entered into an indemnification agreement with each of our non-employee directors and our executive officers. These agreements provide for us to indemnify such persons against certain liabilities that may arise by reason of their status or service as directors or executive officers and to advance their expenses incurred as a result of a proceeding as to which they may be indemnified. We also cover such persons under a directors’ and officers’ liability insurance policy that we choose, in our discretion, to maintain. These indemnification agreements are intended to provide indemnification rights to the fullest extent permitted under applicable law and are in addition to any other rights the individual may have under our Certificate of Incorporation, By-laws and applicable law. We believe these indemnification agreements enhance our ability to attract and retain knowledgeable and experienced executive officers and non-employee directors.

Tax and Accounting Considerations

Under Section 409A of the Internal Revenue Code, amounts deferred for an executive officer under a nonqualified deferred compensation plan may be included in gross income when vested and subject to a 20% or more additional federal tax, unless the plan complies with certain requirements related to the timing of deferral election and distribution decisions.

Section 162(m) of the Internal Revenue Code may limit our ability to deduct annual compensation in excess of $1,000,000 that is paid to our CEO and other named executive officers, unless that compensation is “performance-based compensation” within the meaning of Section 162(m) and the regulations promulgated thereunder. We believe that all of the stock options granted under the 1992 Plan qualify as performance-based compensation and therefore are not subject to the deduction limitation of Section 162(m). However, the salary and STIP payouts paid to our executive officers, the time-vested restricted stock awards, and certain payments provided for under our change of control arrangements with the named executive officers are not exempt from this deduction limit.

Section 280G of the Internal Revenue Code limits our ability to deduct amounts paid to certain disqualified individuals, including our executive officers, that are treated as excess parachute payments. Excess parachute payments are also subject to an excise tax payable by the recipient of such payment. Parachute payments are payments that are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of our assets, and they become excess parachute payments with respect to a disqualified individual to the extent that the total amount of the parachute payments made to such individual exceeds a certain threshold amount. Examples of the types of payments that could give rise to parachute payments are the accelerated vesting of stock options and restricted stock upon a change of control and severance payments made upon a termination of employment in connection with a change of control.

Although we consider tax deductibility in the design and administration of our executive compensation plans and program, we believe that there are circumstances where our interests are best served by maintaining flexibility in the way compensation is provided, even if it results in the non-deductibility of certain compensation under the Internal Revenue Code.

Rules under generally accepted accounting principles determine the manner in which we account in our financial statements for grants of equity-based compensation to our employees. Our accounting policies for equity-based compensation are further discussed in Notes 2 and 13 to our consolidated financial statements, included in our 2009 Annual Report on Form 10-K.

REPORT OF THE COMPENSATION, BENEFITS
AND STOCK OPTION COMMITTEE
ON EXECUTIVE COMPENSATION

The following report of the Compensation, Benefits and Stock Option Committee of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure in this proxy statement, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”), and the information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act.

The Compensation, Benefits and Stock Option Committee has reviewed the Compensation Discussion and Analysis contained in this Proxy Statement and discussed this disclosure with management. Based on this review and discussions with management, the Compensation, Benefits and Stock Option Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.

March 22, 2010

Compensation, Benefits and
Stock Option Committee

Kirby L. Hedrick, Chair
Jeffrey L. Berenson
Edward F. Cox

Summary Compensation Table

The following table sets forth certain summary information concerning the compensation earned by our CEO and CFO and each of our three most-highly compensated executive officers other than the CEO and CFO (collectively, the “named executive officers”) during 2007, 2008 and 2009.

							Change in
							Pension Value
							and Non-
						Non-Equity	Qualified
				Stock	Option	Incentive Plan	Deferred	All Other
Name and		Salary		Awards	Awards	Compensation	Compensation	Compensation	Total
Principal Position	Year	($)(1)	Bonus($)	($)(2)	($)(3)	($)(4)	Earnings($)(5)	($)(6)	($)
Charles D. Davidson	2009	$1,025,000	—	$2,445,629	$2,445,383	$1,435,000	$1,934,613	$74,386	$9,360,011
Chairman and Chief	2008	1,025,000	—	3,534,599	2,545,316	4,354,359	889,986	70,908	12,420,168
Executive Officer	2007	1,025,000	—	3,112,356	3,070,648	3,821,192	804,352	67,901	11,901,449

Kenneth M. Fisher(7)	2009	62,500	$500,000	2,399,957	899,508	70,000	—	505,970	3,937,935
Senior Vice President and Chief Financial Officer

Chris Tong(8)	2009	259,583	194,688	638,320	638,266	—	11,856	987,014	2,729,727
Senior Vice President	2008	433,333	—	781,114	562,511	1,015,599	121,071	28,331	2,941,959
and Chief Financial Officer	2007	410,419	—	625,014	616,625	979,545	103,617	26,585	2,761,805

David L. Stover	2009	600,000	—	1,662,774	1,668,488	756,000	456,033	26,199	5,169,494
President and Chief	2008	556,250	—	1,686,810	1,214,697	1,362,707	199,415	22,687	5,042,566
Operating Officer	2007	495,836	—	921,869	909,493	1,333,932	133,883	36,681	3,831,694

Susan M. Cunningham	2009	440,000	—	1,138,344	1,148,115	489,720	402,430	22,644	3,641,253
Senior Vice President	2008	428,333	—	836,257	602,215	1,092,242	156,030	16,106	3,131,183
— Exploration	2007	408,335	—	653,380	644,653	990,301	111,311	15,460	2,823,440

Rodney D. Cook(9)	2009	385,000	—	763,339	765,728	428,505	708,675	34,282	3,085,529
Senior Vice President — International	2008	350,000	—	749,021	381,797	697,510	243,559	29,105	2,450,992

(1)	Certain of our named executive officers deferred a portion of their base salaries under our Deferred Compensation Plan:

		Percentage of	Amount
Name	Year	Salary Deferred	Deferred
Charles D. Davidson	2009	45%	$461,250
	2008	45%	461,250
	2007	45%	461,252

Chris Tong	2009	23%	71,514
	2008	20%	86,667
	2007	20%	82,084

David L. Stover	2009	0%	—
	2008	0%	—
	2007	5%	24,792

Rodney D. Cook	2009	10%	38,500
	2008	10%	35,000

(2)	Reflects the aggregate grant date fair value of restricted stock granted under our 1992 Plan, which was computed in accordance with FASB ASC Topic 718. Shares granted in 2009 will vest according to the following schedule: 20% on the first anniversary of the grant date, an additional 30% on the second anniversary of the grant date, and the remaining 50% on the third anniversary of the grant date. Shares granted in 2007 and 2008 will vest 100% on the third anniversary of the grant date. The vesting of these shares is not contingent upon the satisfaction of any performance goals. See the Grants of Plan-Based Awards table for information on restricted stock granted in 2009.

(3)	Reflects the aggregate grant date fair value of nonqualified stock options granted under our 1992 Plan. Options represent the right to purchase shares of common stock at a price per share equal to fair market value on the date of grant. Options will vest ratably over three years in equal installments on the first, second and third anniversaries of the date of grant. Vesting of these options is not contingent upon the satisfaction of any performance goals, although none of the options may be exercised before the first anniversary (absent a change of control of the Company) or after the tenth anniversary of the date of grant. See the Grants of Plan-Based Awards table for information on stock options granted in 2009.

(4)	Reflects payments under our STIP based on the achievement of certain performance goals during the year indicated and payout of performance units previously awarded under our LTIP. STIP awards earned during the year indicated were paid or deferred in February of the following year, and performance unit awards under the LTIP cover the three-year performance period ending on December 31st of the year indicated, as follows:

			Performance
Name	Year	STIP Payout	Units Payout(a)
Charles D. Davidson	2009	$1,435,000	—
	2008	1,435,000	$2,919,359
	2007	2,600,000	1,221,192

Kenneth M. Fisher	2009	70,000	—

Chris Tong	2009	—	—
	2008	417,188	598,411
	2007	656,268	323,277

David L. Stover	2009	756,000	—
	2008	764,296	598,411
	2007	1,010,655	323,277

Susan M. Cunningham	2009	489,720	—
	2008	493,831	598,411
	2007	667,024	323,277

Rodney D. Cook	2009	428,505	—
	2008	432,437	265,073

(a)	Performance units were not awarded after 2006; therefore, the final payment of performance units was made in May 2009 for the three-year period ended on December 31, 2008.

(5)	Reflects during the year indicated: (a) the aggregate increase in actuarial present value of the named executive officer’s benefits under our Retirement Plan and our Restoration Plan; and (b) the above-market Deferred Compensation Plan earnings, as follows:

			Deferred
		Increase in	Compensation
		Retirement and	Above-Market
Name	Year	Restoration Plans(a)	Earnings(b)
Charles D. Davidson	2009	$1,757,599	$177,014
	2008	795,515	94,471
	2007	749,258	55,094

Chris Tong	2009	—	11,856
	2008	115,404	5,667
	2007	100,860	2,757

David L. Stover	2009	441,239	14,794
	2008	191,411	8,004
	2007	129,041	4,842

Susan M. Cunningham	2009	402,430	—
	2008	156,030	—
	2007	111,311	—

Rodney D. Cook	2009	705,759	2,916
	2008	242,326	1,233

(a)	Beginning of year values for calculating the aggregate increase in actuarial present value reflect a 6.00% discount rate for the Retirement Plan and a 6.25% discount rate for the Restoration Plan; end of year values reflect a 6.00% discount rate. Present values are based on the same actuarial assumptions and measurement dates disclosed in Note 12 to our financial statements in the Form 10-K for the year ended December 31, 2009, except that for purposes of the present value calculations participants are assumed to work until age 65 and commence their benefits at that time.

(b)	Above-market earnings in 2009 are based on the difference between the plan crediting rate of 6.55% and 120% of the annual long-term Applicable Federal Rate as of September 2008 (5.51%); earnings in 2008 are based on the difference between the plan crediting rate of 6.81% and 120% of the annual long-term Applicable Federal Rate as of September 2007 (6.13%); earnings in 2007 are based on the difference between the plan crediting rate of 6.82% and 120% of the annual long-term Applicable Federal Rate as of September 2006 (6.27%).

(6)	All other compensation includes:

				Deferred
				Compensation
			Thrift Plan	Plan
		Severance	Matching	Matching	Club	Insurance	Holiday	Physical
Name	Year	Payments	Contributions	Contributions	Memberships	Premiums	Bonus	Examinations
Charles D. Davidson	2009	—	$14,700	$46,800	$7,391	$2,508	$157	$2,580
	2008	—	13,800	47,700	6,743	2,508	157	—
	2007	—	13,500	48,000	3,964	2,280	157	—

Kenneth M. Fisher	2009	—	—	—	—	209	136	—

Chris Tong	2009	$987,014	14,365	—	—	1,302	—	—
	2008	—	13,800	12,200	—	2,174	157	—
	2007	—	13,500	11,125	—	1,824	136	—

David L. Stover	2009	—	14,700	—	6,934	2,508	157	1,900
	2008	—	13,800	—	6,222	2,508	157	—
	2007	—	13,500	16,250	4,608	2,166	157	—

Susan M. Cunningham	2009	—	14,700	—	—	2,207	157	5,580
	2008	—	13,800	—	—	2,149	157	—
	2007	—	13,500	—	—	1,824	136	—

Rodney D. Cook	2009	—	14,700	8,400	7,065	1,931	136	2,050
	2008	—	13,800	7,200	6,192	1,756	157	—

Also included in the value of other compensation in 2009 are the following items: Mr. Davidson — $250 for the value of his retired laptop computer that he retained under a Company program; Mr. Fisher — $5,625 as an age-weighted contribution to the Thrift Plan; and Mr. Tong — $51,347 as a payout for accrued vacation.

As reflected in the table above, the salary received by each of our named executive officers as a percentage of their respective total compensation during the year indicated was as follows:

		Percentage
		of Total
Name	Year	Compensation
Charles D. Davidson	2009	11.0%
	2008	9.3%
	2007	11.5%

Kenneth M. Fisher	2009	1.6%

Chris Tong	2009	9.5%
	2008	16.6%
	2007	16.0%

David L. Stover	2009	11.6%
	2008	14.7%
	2007	17.2%

Susan M. Cunningham	2009	12.1%
	2008	15.7%
	2007	18.2%

Rodney D. Cook	2009	12.5%
	2008	16.0%

(7)	Mr. Fisher was appointed Senior Vice President and CFO of the Company effective November 16, 2009 and received a lump sum cash payment of $500,000 on December 16, 2009 pursuant to the terms of his compensation arrangement with the Company.

(8)	Mr. Tong retired from the Company effective August 1, 2009. In connection with his retirement, Mr. Tong received a pro-rated bonus payment of $194,688 and a severance payment of $987,014.

(9)	Mr. Cook became an executive officer in 2008 and was determined to be a named executive officer for that year.

Grants of Plan-Based Awards

The table below sets forth information regarding grants of plan-based awards made to our named executive officers during 2009.

										All Other	All Other
										Stock	Option
			Estimated Future Payouts				Estimated Future Payouts			Awards:	Awards:	Exercise
			Under Non-Equity Incentive				Under Equity Incentive			Number of	Number of	or Base	Grant Date
			Plan Awards				Plan Awards			Shares of	Securities	Price of	Fair Value
										Stock or	Underlying	Option	of Stock and
	Approval	Grant	Units	Threshold	Target	Max	Threshold	Target	Max	Units (#)	Options (#)	Awards	Option
Name	Date(1)	Date(1)	Granted	($)	($)	($)	(#)	(#)	(#)	(2)	(3)	($/Sh)(4)	Awards(5)
Charles D. Davidson	1/30/2009	1/30/2009	—	—	—	—	—	—	—	48,708	130,490	$50.205	$4,891,011

Kenneth M. Fisher	10/26/2009	11/16/2009								35,576	32,949	67.460	3,299,465

Chris Tong	1/30/2009	1/30/2009	—	—	—	—	—	—	—	12,713	34,059	50.205	1,276,586

David L. Stover	1/30/2009	1/30/2009	—	—	—	—	—	—	—	27,141	72,710	50.205	2,725,335

	3/18/2009	3/18/2009	—	—	—	—	—	—	—	5,906	15,974	50.800	605,927

Susan M. Cunningham	1/30/2009	1/30/2009	—	—	—	—	—	—	—	12,713	34,059	50.205	1,276,586

	3/18/2009	3/18/2009	—	—	—	—	—	—	—	9,843	26,624	50.800	1,009,874

Rodney D. Cook	1/30/2009	1/30/2009	—	—	—	—	—	—	—	12,713	34,059	50.205	1,276,586

	3/18/2009	3/18/2009	—	—	—	—	—	—	—	2,461	6,656	50.800	252,481

(1)	All grants were approved by our Compensation Committee, and were effective and priced on the date of grant. The committee approved the dollar value of Mr. Fisher’s stock option and restricted stock grants on October 26, 2009 in connection with his offer of employment, and those grants were effective and priced on his date of hire.

(2)	Represents the shares of restricted stock granted under our 1992 Plan in 2009. The shares will vest according to the following schedule: 20% of the award will vest on the first anniversary of the grant date, an additional 30% of the award will vest on the second anniversary of the grant date, and the remaining 50% of the award will vest on the third anniversary of the grant date. In the event Mr. Fisher is terminated by the Company without cause before the second anniversary of the grant date, 50% of his restricted stock award will immediately vest. Mr. Tong’s 2009 award of restricted shares was forfeited upon his retirement on August 1, 2009.

Dividends declared on shares of restricted stock are accrued during the three-year restricted period. Accrued dividends will be paid upon vesting of restricted shares. Dividends accrued during 2009 as follows: Mr. Davidson — $35,070; Mr. Stover — $22,731; Ms. Cunningham — $14,469; and Mr. Cook — $10,482.

(3)	Represents grants of nonqualified stock options under our 1992 Plan. Options represent the right to purchase shares of common stock at the price per share (equal to fair market value on the date of grant) indicated in the table. Options will vest ratably over three years in equal installments on the first, second and third anniversaries of the date of grant. Mr. Tong’s 2009 nonqualified stock option grant was forfeited upon his retirement on August 1, 2009.

(4)	Exercise price at “fair market value” is defined in our 1992 Plan as the average of the reported high and low trading price of our common stock on the NYSE on the date of grant. The closing price of our common stock on January 30, 2009, March 18, 2009 and November 16, 2009 was $48.93, $49.44, and $67.80, respectfully.

(5)	Reflects aggregate grant date fair value of restricted stock and nonqualified stock options granted to our named executive officers in 2009 computed in accordance with FASB ASC Topic 718. Grant date fair value of stock options reported above is as follows: Mr. Davidson — $2,445,383; Mr. Fisher — $899,508; Mr. Tong — $638,266; Mr. Stover — $1,362,585 (1/30/2009 grant) and $305,902 (3/18/2009 grant); Ms. Cunningham — $638,266 (1/30/2009 grant) and $509,850 (3/18/2009 grant); and Mr. Cook — $638,266 (1/30/2009 grant) and $127,462 (3/18/2009 grant). Grant date fair value of restricted stock reported above is as follows: Mr. Davidson — $2,445,629; Mr. Fisher — $2,399,957; Mr. Tong — $638,320; Mr. Stover — $1,362,750 (1/30/2009 grant) and $300,025 (3/18/2009 grant); Ms. Cunningham — $638,320 (1/30/2009 grant) and $500,024 (3/18/2009 grant); and Mr. Cook — $638,320 (1/30/2009 grant) and $125,019 (3/18/2009 grant).

2009 Compensation of CEO

Our Compensation Committee, with input from our other independent directors, evaluates Mr. Davidson’s performance, with that evaluation supporting the determination of Mr. Davidson’s compensation level. During a year marked by a prolonged recession, constrained credit markets and commodity price volatility, the Company’s key results during 2009 under Mr. Davidson’s leadership include:

•	continued exploration success with announcement of a significant discovery at Tamar, offshore Israel, the largest discovery in our history;

•	substantial progress on our significant portfolio of long-term projects, including the sanctioning of the oil development projects at Aseng (formerly Benita) in offshore Equatorial Guinea, and at Isabella/Santa Cruz (which we refer to collectively as Galapagos) in the deepwater Gulf of Mexico;

•	exceptional safety performance;

•	discretionary cash flow of $1.69 billion;

•	total annual stockholder return for 2009 of 46.5%;

•	a decrease of 44 MMBoe in total proved reserves, largely due to negative revisions caused by lower prices and the new SEC reserve reporting rules; and

•	a net loss of $131 million.

Mr. Davidson earned a total salary of $1,025,000 in 2009. He did not receive a base salary increase in 2009. Based on the results of Towers Perrin’s review of 2009 executive compensation, our Compensation Committee determined that Mr. Davidson’s salary was appropriate based on the market median for his position relative to our compensation peer group giving consideration to the scope and nature of our operations.

Mr. Davidson received a total STIP payment of $1,435,000 in February 2010, based on our Compensation Committee’s review of overall performance of the Company for 2009, as well as Mr. Davidson’s performance as measured against operational and financial goals for 2009 that he submitted earlier in the year. Mr. Davidson’s STIP payment for 2009 performance did not change compared to 2008.

Mr. Davidson was granted awards under our LTIP of 130,490 stock options and 48,708 shares of restricted stock on January 30, 2009, based in part on market data from Towers Perrin and considering our performance against our compensation peer group and Mr. Davidson’s leadership performance.

We believe that Mr. Davidson’s compensation level is consistent with the objectives of our compensation program, provides an appropriate mix of salary and incentive compensation, rewards leadership performance by Mr. Davidson that has produced some key results by the Company in 2009 and provides motivation for the future achievement of short-term and long-term goals necessary to stockholder value creation. We also believe that it is internally consistent and equitable compared to our other executive officers in recognition of Mr. Davidson’s broad responsibility and accountability for the Company’s strategy and operations, compliance and controls, investor relations and role as Chairman of our Board.

2009 Compensation of Other Named Executive Officers

In determining the compensation of Messrs. Stover, Cook and Tong and Ms. Cunningham for 2009, our Compensation Committee considered their respective roles, responsibilities and reporting within the Company; their respective contributions to the overall performance of the Company; the performance of their respective business units or organizations; comparisons to our compensation peer group; and internal pay equity.

Based on the results of Towers Perrin’s review of 2009 executive compensation, none of our other named executive officers received an increase in base salary as our Compensation Committee determined that their respective salaries were appropriate based on the median for their respective positions relative to our compensation peer group giving consideration to the scope and nature of our operations.

After reviewing the overall performance of the Company for 2009 and the contributions to that performance of each non-CEO named executive officer and his or her respective business unit or organization, our Compensation Committee approved the following STIP payments: Mr. Stover — $756,000; Ms. Cunningham — $489,720; and Mr. Cook — $428,505. The STIP payments for 2009 performance for Mr. Stover, Mr. Cook and Ms. Cunningham decreased approximately 1%, compared to 2008. We believe that these STIP payments are appropriate in light of the Company’s performance in 2009 and reflect the relative contributions of these executive officers, including Mr. Stover’s role in the growth of our domestic and international businesses and the Company’s exceptional safety performance; Mr. Cook’s role in the progress made in our international development projects; and Ms. Cunningham’s role in our exploration success at Tamar, offshore Israel, and Gunflint, deepwater Gulf of Mexico. Mr. Fisher joined the Company on November 16, 2009 and received a pro-rated STIP payment of $70,000. Mr. Tong retired from the Company on August 1, 2009 and received a pro-rated bonus payment of $194,688.

On January 30, 2009, our Compensation Committee approved stock option grants and restricted stock awards under our LTIP for our other named executive officers. Mr. Stover was granted options to purchase 72,710 shares of common stock and Messrs. Tong and Cook and Ms. Cunningham were each granted options to purchase 34,059 shares of common stock. Mr. Stover was awarded 27,141 shares of restricted stock and Messrs. Tong and Cook and Ms. Cunningham were each awarded 12,713 shares of restricted stock. Our Compensation Committee considered the Company’s performance against our compensation peer group plus individual performance in determining the level of these grants. These grants were also based on market data from Towers Perrin regarding our compensation program and appropriate long-term incentive grant levels in light of compensation peer group practices.

On March 18, 2009, our Compensation Committee approved special awards to certain employees involved in our Tamar and Gunflint discoveries, including awards to Messrs. Stover and Cook, and Ms. Cunningham, as reflected in the Grants of Plan-Based Awards table.

Kenneth M. Fisher was appointed as Senior Vice President and Chief Financial Officer of the Company effective November 16, 2009. Pursuant to the terms of Mr. Fisher’s employment, he is entitled to receive:

•	an annual base salary of $500,000;

•	eligibility in the STIP with a target bonus percentage of 80% of his base salary (which was prorated in 2009 based on his date of employment);

•	a cash payment of $500,000 on or before December 16, 2009;

•	a cash payment of $500,000 on or around May 16, 2010;

•	an award of 35,576 shares of restricted stock; and

•	a grant of options to purchase 32,949 shares of our common stock at an exercise price of $67.46 per share.

Our Compensation Committee determined Mr. Fisher’s compensation package giving consideration to his qualifications and experience, our compensation consultant’s evaluation of current market conditions for his position, input from Mr. Davidson as to his expected roles and responsibilities, internal pay equity with other executive officers, and compensation and benefits Mr. Fisher would forfeit with his then-current employer.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to restricted stock and stock options held by our named executive officers as of December 31, 2009.

				Equity						Equity
				Incentive						Incentive
				Plan Awards:					Market	Plan	Equity Incentive
				Number of			Number of		Value	Awards:	Plan Awards:
	Number of	Number of		Securities			Shares or		of Shares	Number of	Market or Payout
	Securities	Securities		Underlying			Units of		or Units of	Unearned	Value of Unearned
	Underlying	Underlying		Unexercised			Stock		Stock	Shares, Units or	Shares, Units or
	Unexercised	Unexercised		Unearned	Option	Option	Held That		Held That	Other Rights	Other Rights That
	Options (#	Options (#		Options	Exercise	Expiration	Have Not		Have Not	That Have Not	Have Not Vested
Name	Exercisable)	Unexercisable)		(#)	Price ($)	Date	Vested (#)		Vested ($)(7)	Vested (#)	($)
Charles D. Davidson	160,000			—	$18.9375	10/2/2010	58,262	(6)	$4,149,420
	120,000				21.6050	1/29/2011	48,459	(8)	3,451,250
	154,000				16.2700	2/1/2012	48,708	(9)	3,468,984
	150,000				17.6825	2/1/2013
	86,580				22.2325	2/1/2014
	58,852				29.8700	2/1/2015
	21,550				32.7925	5/16/2015
	12,000				41.4650	8/1/2015
	77,957				45.9400	2/1/2016
	109,412	54,706	(1)		53.4150	2/1/2017
	41,733	83,467	(2)		72.9400	2/1/2018
		130,490	(3)		50.2050	1/30/2019

Kenneth M. Fisher		32,949	(4)	—	67.4600	11/16/2019	35,576	(10)	2,533,723

David L. Stover	15,000			—	20.0350	12/16/2012	17,257	(6)	1,229,044
	40,000				17.6825	2/1/2013	23,126	(8)	1,647,034
	12,872				22.2325	2/1/2014	27,141	(9)	1,932,982
	15,580				29.8700	2/1/2015	5,906	(11)	420,625
	8,000				41.4650	8/1/2015
	15,980				45.9400	2/1/2016
	32,407	16,203	(1)		53.4150	2/1/2017
	19,916	39,833	(2)		72.9400	2/1/2018
		72,710	(3)		50.2050	1/30/2019
		15,974	(5)		50.8000	3/18/2019

Susan M. Cunningham	20,000			—	20.9250	4/23/2011	12,231	(6)	871,092
	54,000				16.2700	2/1/2012	11,465	(8)	816,537
	50,000				17.6825	2/1/2013	12,713	(9)	905,420
	17,094				22.2325	2/1/2014	9,843	(11)	701,018
	15,580				29.8700	2/1/2015
	8,000				41.4650	8/1/2015
	15,980				45.9400	2/1/2016
	22,970	11,485	(1)		53.4150	2/1/2017
	9,874	19,748	(2)		72.9400	2/1/2018
		34,059	(3)		50.2050	1/30/2019
		26,624	(5)		50.8000	3/18/2019

Rodney D. Cook	432				22.2325	2/1/2014	10,195	(6)	726,088
	4,224				29.8700	2/1/2015	10,269	(8)	731,358
	7,078				45.9400	2/1/2016	12,713	(9)	905,420
	25,000				38.3400	6/16/2016	2,461	(11)	175,272
	13,512	6,756	(1)		53.4150	2/1/2017
	6,260	12,520	(2)		72.9400	2/1/2018
		34,059	(3)		50.2050	1/30/2019
		6,656	(5)		50.8000	3/18/2019

(1)	Stock options vested February 1, 2010.

(2)	50% of stock options vested February 1, 2010; and 50% of stock options vest February 1, 2011.

(3)	33 1/3% of stock options vested February 1, 2010; 33 1/3% of stock options vest February 1, 2011; and 33 1/3% of stock options vest February 1, 2012.

(4)	33 1/3% of stock options vest November 16, 2010; 33 1/3% of stock options vest November 16, 2011; and 33 1/3% of stock options vest November 16, 2012.

(5)	33 1/3% of stock options vested March 18, 2010; 33 1/3% of stock options vest March 18, 2011; and 33 1/3% of stock options vest March 18, 2012.

(6)	Restricted stock vested February 1, 2010.

(7)	Market value based on December 31, 2009 closing price of $71.22.

(8)	Restricted stock vests February 1, 2011.

(9)	20% of restricted stock vested January 30, 2010; 30% of restricted stock vests January 30, 2011; and 50% of restricted stock vests January 30, 2012.

(10)	20% of restricted stock vests November 16, 2010; 30% of restricted stock vests November 16, 2011; and 50% of restricted stock vests November 16, 2012.

(11)	20% of restricted stock vested March 18, 2010; 30% of restricted stock vests March 18, 2011; and 50% of restricted stock vests March 18, 2012.

Stock Option Exercises and Stock Vesting

The following table sets forth certain information with respect to vesting of restricted stock and the exercise of stock options held by our named executive officers during fiscal year 2009.

	Option Awards
	Number of Shares			Stock Awards
	Acquired on	Value Realized on	Number of Shares	Value Realized on
Name	Exercise (#)	Exercise ($)	Acquired on Vesting (#)	Vesting ($)(1)
Charles D. Davidson	—	—	17,181	$862,572

Chris Tong(2)	—	—	11,514	658,820

David L. Stover	—	—	3,522	176,822

Susan M. Cunningham	—	—	3,522	176,822

Rodney D. Cook	—	—	4,560	228,935

(1)	Shares of restricted stock granted to our named executive officers on February 1, 2006 vested on February 1, 2009. Income was recognized on vesting based on the average of the high and low trading price of our common stock on February 1, 2009 ($50.205). Dividends that accrued on the shares of restricted stock that vested on February 1, 2009 during the restricted period were paid in 2009 as follows: Mr. Davidson — $23,538; Mr. Tong — $4,825; Mr. Stover — $4,825; Ms. Cunningham — $4,825; and Mr. Cook — $5,872.

(2)	Our Compensation Committee took action on June 17, 2009 to accelerate the vesting on a prorated portion of Mr. Tong’s 2007 and 2008 restricted stock awards in connection with his retirement on August 1, 2009. 5,850 shares of the 11,700 restricted shares granted to Mr. Tong in 2007 and 2,142 shares of the 10,709 restricted shares granted in 2008 vested on August 1, 2009. Income was recognized on vesting based on the average of the high and low trading price of our common stock on July 31, 2009 ($60.31). Mr. Tong also received payment of the dividends that accrued on these shares during the restricted period in the amount of $10,697 in 2009.

Pension Benefits

The amounts reported in the table below reflect the present value of accumulated benefits as of December 31, 2009 for the named executive officers under our Retirement Plan and Restoration Plan. The estimates assume that benefits are received in the form of a ten-year certain and life annuity.

		Number of
		Years of	Present Value of	Payments During
		Credited	Accumulated	Last Fiscal Year
Name	Plan Name	Service(1)	Benefit ($)(2)	($)
Charles D. Davidson	Retirement Plan	9	$374,254	—
	Restoration Plan	9	4,297,530	—

David L. Stover	Retirement Plan	7	182,743	—
	Restoration Plan	7	766,313	—

Susan M. Cunningham	Retirement Plan	9	254,850	—
	Restoration Plan	9	758,356	—

Rodney D. Cook	Retirement Plan	29	605,745	—
	Restoration Plan	29	1,108,718	—

(1)	The above named executive officers are fully vested in their retirement benefits. Each is eligible for immediate commencement and can elect an unlimited lump sum option for his or her Retirement Plan benefit. For the Restoration Plan benefit, participants previously elected to receive their benefit as either an annuity or lump sum, and specified the timing for receipt of benefits. Each of the above named executive officers elected to receive a lump sum from the Restoration Plan. Mr. Davidson and Ms. Cunningham elected to receive their Restoration Plan benefits upon separation of service and Messrs. Stover and Cook elected to receive their Restoration Plan benefits at the later of age 55 or separation of service. The following amounts would be payable to our named executive officers from our Retirement Plan and Restoration Plan effective January 1, 2010:

		Retirement	Retirement	Restoration
	Age at	Plan Monthly	Plan	Plan
Name	12/31/2009	Annuity	Lump Sum	Lump Sum
Charles D. Davidson	59.83	$3,138	$517,158	$5,933,072

David L. Stover	52.17	744	186,674	821,142(a)

Susan M. Cunningham	54.00	1,098	259,207	768,273

Rodney D. Cook	52.58	6,467	1,219,410	1,478,999(a)

(a)	Not payable until the later of separation of service or attainment of age 55. An actuarially equivalent amount will be payable at that time.

(2)	Represents the actuarial present value of the accumulated pension benefits as of December 31, 2009 under our Retirement Plan and Restoration Plan. Present values are based on the same actuarial assumptions and measurement dates described in Note 12 to our consolidated financial statements, included in our 2009 Annual Report on Form 10-K.

Nonqualified Deferred Compensation Table

The following table sets forth certain information with respect to contributions made to our Deferred Compensation Plan by our named executive officers during fiscal year 2009.

				Aggregate
	Executive	Registrant	Aggregate	Withdrawals/
	Contributions in	Contributions in	Earnings	Distributions in	Aggregate Balance at
Name	Last FY ($)(1)	Last FY ($)(2)	in Last FY ($)(3)	Last FY	Last FYE ($)(4)
Charles D. Davidson	$1,896,250	$46,800	$1,089,136	$—	$17,672,510

Kenneth M. Fisher	—	—	—	—	—

Chris Tong	196,670	—	73,011	—	1,194,484

David L. Stover	152,859	—	91,045	—	1,457,043

Susan M. Cunningham	—	—	—	—	—

Rodney D. Cook	81,744	8,400	17,979	—	317,618

(1)	Mr. Davidson deferred 100% of the STIP payment he earned in 2008 (otherwise paid in 2009) ($1,435,000) and 45% ($461,250) of base salary in 2009. Mr. Tong deferred 30% of the STIP payment he earned in 2008 (paid in 2009) ($125,156) and 23% ($71,514) of base salary in 2009. Mr. Stover deferred 20% of the STIP payment he earned in 2008 (paid in 2009) ($152,859). Mr. Cook deferred 10% ($38,500) of base salary in 2009.

(2)	Represents matching contributions of 100% of the first 6% of base salary deferred, to the extent not matched in our Thrift Plan.

(3)	Interest is paid at the greater of 125% of the 120-month rolling average of the 10-year Treasury Note, or the 120-month rolling average of the Prime Rate. Interest paid in 2009 is based on Prime Rate average of 6.55%, compounded monthly.

(4)	All named executive officers are 100% vested in these balances.

The matching contributions and a portion of the interest earnings credited to the Deferred Compensation Plan accounts of our named executive officers are reflected in the “All Other Compensation” and the “Change in Pension Value” columns of the Summary Compensation Table above, respectively.

Potential Payments and Benefits Upon Termination of Employment

The tables below estimate the amount of compensation payable to each of our named executive officers upon voluntary and involuntary termination of employment, termination following a change of control and in the event of disability or death, in each case effective as of December 31, 2009. The actual amount of compensation payable to each of our named executive officers can only be determined at the time of his or her separation from the Company.

Payments Made Upon Termination

Upon termination of employment for reasons other than disability, death or in connection with a change of control, each named executive officer is entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	amounts credited under our Deferred Compensation Plan;

•	unused vacation pay; and

•	amounts accrued and vested under our Retirement Plan and Restoration Plan.

Payments Made Upon Retirement

In the event of the retirement of a named executive officer, in addition to the items identified above, the named executive officer:

•	will have until the earlier of (1) the fifth anniversary of his or her retirement date or (2) the expiration of the remainder of the outstanding ten-year option term, to exercise all stock options that are vested as of his or her retirement date;

•	may elect to continue to participate in our medical and dental plans at subsidized retiree rates until he or she reaches age 65 (continued coverage for medical and dental benefits for the named executive officer’s dependents may also be elected at subsidized retiree rates); and

•	may continue to receive life insurance coverage until the attainment of age 65 at subsidized premium rates.

Payments Made Upon Death or Disability

In the event of the death or disability of a named executive officer, in addition to the benefits listed under the headings “Payments Made Upon Termination” and “Payments Made Upon Retirement” above, the named executive officer or his or her named beneficiary will receive benefits under our disability plan or payments under our life insurance plan, as appropriate.

Payments Made Upon a Change of Control

We have entered into change of control arrangements with each of our named executive officers. If a named executive officer’s employment is terminated within two years after a change of control of the Company, he or she may be entitled to receive certain severance benefits pursuant to the terms of his or her change of control arrangement. These benefits are described above more fully in this proxy statement under the heading “Change of Control Arrangements.”

Charles D. Davidson

The following table shows the potential payments to Mr. Davidson, Chairman and CEO, in the event of his termination of employment as of December 31, 2009.

					Involuntary Termination or
					Termination Without Cause
	Voluntary		Involuntary		in Connection With a
Executive Benefits and	Termination on		Termination on		Change of Control on		Disability on
Payments Upon Separation	12/31/2009(1)		12/31/2009(1)		12/31/2009		12/31/2009(1)		Death on 12/31/2009
Compensation:
Severance	—		—	(8)	$8,516,517	(9)	—		—
STIP Payments	—	(2)	—	(2)	1,025,000	(9)	—	(2)	—	(2)
Stock Options	—		—		3,716,287	(10)	—		—
Restricted Stock	—	(3)	—	(3)	11,069,654	(11)	$11,069,654	(3)	$11,069,654	(3)

Benefits and Perquisites:
Retirement Plans	$6,450,230	(4)	$6,450,230	(4)	6,450,230	(4)	5,450,821	(15)	3,354,108	(17)
Deferred Compensation Plan	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)
Health & Welfare Benefits	21,433	(6)	21,433	(6)	22,495	(12)	21,433	(6)	—
Disability Income	—		—		—		—	(16)	—
Life Insurance Benefits	—		—		—		—		1,000,000	(18)
Excise Tax & Gross-Up	—		—		4,400,000	(13)	—		—
Accrued Vacation Pay	—	(7)	—	(7)	—	(7)	—	(7)	—	(7)
Employment Services	—		—		15,000	(14)	—		—

TOTAL	$6,471,663		$6,471,663		$35,215,183		$16,541,908		$15,423,762

(1)	Mr. Davidson was eligible for early retirement as of December 31, 2009. Upon his termination of employment he will be entitled to retiree benefits under all of our benefit plans.

(2)	Mr. Davidson would not be entitled to a STIP payment for 2009 in the event of his termination of employment on December 31, 2009, other than in the event of a change of control. Employees must be employed on the STIP payment date, which occurred in February 2010, in order to receive payment.

(3)	All unvested shares of restricted stock will be forfeited as a result of Mr. Davidson’s voluntary or involuntary termination of employment, unless the Board, in its discretion, takes action to accelerate the vesting of these shares. All unvested shares of restricted stock will vest in the event of termination of employment as a result of death or disability as follows: 2007 award — 58,262 shares; 2008 award — 48,459 shares; and 2009 award — 48,708 shares. Value is based on the closing price of our common stock on December 31, 2009 ($71.22).

(4)	Reflects the total lump sum payable to Mr. Davidson under our Retirement Plan and Restoration Plan as of January 1, 2010. Due to plan changes made effective January 1, 2008, all employees are eligible for immediate commencement of benefits upon separation from service and can elect a lump sum payment of their accrued Retirement Plan benefits. Based on a December 31, 2009 termination date, Mr. Davidson’s monthly age 65 retirement benefits from our Retirement Plan would be $4,477. If Mr. Davidson commences his retirement benefits immediately following termination on December 31, 2009, his monthly benefits from our Retirement Plan, reduced for early commencement, would be $3,138. For the Restoration Plan benefit, participants previously elected to receive their benefit as either an annuity or lump sum, and elected specific timing of receiving their benefits. Mr. Davidson elected to receive a lump sum from the Restoration Plan upon separation of service. The lump sum payable to Mr. Davidson from our Restoration Plan based on a December 31, 2009 termination date is $5,933,072.

(5)	Mr. Davidson would not be entitled to any additional benefit under our Deferred Compensation Plan in the event of his termination of employment other than the vested amount included in the table following Note 18.

(6)	Reflects the present value of expected future medical and dental benefits that will be paid by the Company in connection with Mr. Davidson’s participation in the medical and dental plans as a retiree. Assumptions used for this calculation are the same assumptions disclosed in Note 12 to our financial statements in the Form 10-K for the year ended December 31, 2009, for post-retirement calculations.

(7)	Mr. Davidson is entitled to six weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. We have assumed for purposes of this table that Mr. Davidson used all of his vacation during 2009 and would therefore not be entitled to payment for any unused vacation in the event of his termination on December 31, 2009. In the event of termination during the year, all amounts of unused vacation would be paid based on Mr. Davidson’s salary.

(8)	Mr. Davidson is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, our Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Mr. Davidson is entitled to a severance payment under the plan, he would receive two weeks of pay for every year of completed service, plus a prorated STIP payment based on his STIP target percentage (100%) for a total payment of $1,379,808.

(9)	We entered into a Change of Control Agreement with Mr. Davidson that provides for severance benefits in the event that Mr. Davidson’s employment terminates within two years after a change of control of the Company. Under Mr. Davidson’s Change of Control Agreement, if Mr. Davidson is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability), he is entitled to receive a lump sum severance payment equal to 2.99 times his annual cash compensation. Cash compensation for purposes of calculating severance is the sum of annual base salary and the greater of target bonus for the current year and the average STIP paid for the three years prior to the change of control. Mr. Davidson is also entitled to a prorated STIP payment based on his termination date in the year of the change of control.

(10)	Vesting of stock options accelerates in the event of a change of control. Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 31, 2009 ($71.22) on all unvested stock options held by Mr. Davidson as of December 31, 2009.

(11)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all restricted stock held by Mr. Davidson on December 31, 2009 based on the closing price of our common stock on December 31, 2009 ($71.22).

(12)	Mr. Davidson’s Change of Control Agreement provides for continued medical, dental, life, AD&D, and LTD benefits for a period of 36 months following a change of control. The value reflected is the total estimated cost to us to provide these benefits. Mr. Davidson is also entitled to continue his medical and dental coverage following this 36-month period as a participant in our retiree medical plan at subsidized premium rates as discussed above. The value reflected also includes the present value of the expected future medical and dental benefits that will be paid by us in connection with Mr. Davidson’s participation in the retiree medical plan following the 36-month period.

(13)	Mr. Davidson is entitled to a gross-up payment for any excise tax due in connection with a change of control pursuant to Internal Revenue Code Sections 280G and 4099. The estimated gross-up payment for Mr. Davidson based on a December 31, 2009 change of control and the closing price of our common stock on December 31, 2009 of $71.22 is approximately $4,400,000.

(14)	Mr. Davidson’s Change of Control Agreement provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.

(15)	In the event of Mr. Davidson’s termination of employment due to permanent and total disability, his age 65 retirement benefits from our Retirement Plan and Restoration Plan will be calculated as if he had continued to work until age 65. The value reflected represents the actuarial present value of Mr. Davidson’s age 65 benefits based on a disability date of December 31, 2009. The calculation is based on Mr. Davidson’s final average compensation as of his date of disability. Upon commencement of his benefits at age 65, Mr. Davidson’s monthly benefit from our Retirement Plan and Restoration Plan would be $67,349. In the event that Mr. Davidson elects to immediately commence his retirement benefits, the amounts payable will be as described in Note 4 above.

(16)	Our LTD benefits are fully insured through CIGNA. Eligibility for benefits is determined by CIGNA only after the employee’s termination of employment because of a medical condition. Benefits pay at 60% of monthly income, capped at $15,000 per month.

(17)	In the event of Mr. Davidson’s death while an active employee, his named beneficiary is entitled to a death benefit under our Retirement Plan and Restoration Plan. The death benefit payable in the event of his death on December 31, 2009 is $3,354,108. This lump sum payment was calculated based on the same actuarial assumptions utilized in our Form 10-K filing for the year ended December 31, 2009 and the GAR 1994 mortality tables as required by our Retirement Plan and Restoration Plan. The accrued death benefit was reduced for early commencement.

(18)	We provide group term life insurance coverage equal to two times base salary, capped at $1,000,000.

In addition to the payments Mr. Davidson may receive upon the termination of his employment, he will continue to hold stock options that were vested immediately prior to his termination. Mr. Davidson also will be entitled to receive the vested balance of his contributions to our Deferred Compensation Plan. The table below shows the vested benefits that Mr. Davidson has accumulated as of December 31, 2009 and the benefits he will receive as a result of his termination of employment on that date. We refer to the combined amounts as the total “walk-away” amount:

			Involuntary Termination or
			Termination Without Cause
	Voluntary	Involuntary	in Connection With a
	Termination on	Termination on	Change of Control on	Disability on	Death on
	12/31/2009	12/31/2009	12/31/2009	12/31/2009	12/31/2009
Vested Benefits as of December 31, 2009:
Stock Options(1)	$42,590,800	$42,590,800	$42,590,800	$42,590,800	$42,590,800
Deferred Compensation Plan	17,672,510	17,672,510	17,672,510	17,672,510	17,672,510

Total Vested Benefits	$60,263,310	$60,263,310	$60,263,310	$60,263,310	$60,263,310

Benefits and Payments Upon Separation:	6,471,663	6,471,663	35,215,183	16,541,908	15,423,762

Total “Walk-Away” Value	$66,734,973	$66,734,973	$95,478,493	$76,805,218	$75,687,072

(1)	Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 31, 2009 ($71.22) on all stock options vested and exercisable as of December 31, 2009.

Kenneth M. Fisher

The following table shows the potential payments to Mr. Fisher, Senior Vice President and CFO, in the event of his termination of employment as of December 31, 2009.

					Involuntary Termination or
					Termination Without Cause
	Voluntary		Involuntary		in Connection With a
Executive Benefits and	Termination on		Termination on		Change of Control on		Disability on		Death on
Payments Upon Separation	12/31/2009		12/31/2009		12/31/2009		12/31/2009		12/31/2009
Compensation:
Severance	—		—	(7)	$2,250,000	(8)	—		—
STIP Payments	—	(1)	—	(1)	400,000	(8)	—	(1)	—	(1)
Stock Options	—		—		123,888	(9)	—		—
Restricted Stock	—	(2)	$1,266,861	(2)	2,533,723	(10)	$2,533,723	(2)	$2,533,723	(2)

Benefits and Perquisites:
Retirement Plans	—	(3)	—	(3)	—	(3)	5,625	(3)	5,625	(3)
Deferred Compensation Plan	—	(4)	—	(4)	—	(4)	—	(4)	—	(4)
Health & Welfare Benefits	—	(5)	—	(5)	45,618	(11)	—	(5)	—
Disability Income	—		—		—		—	(14)	—
Life Insurance Benefits	—		—		—		—		1,000,000	(15)
Excise Tax & Gross-Up	—		—		1,200,000	(12)	—		—
Accrued Vacation Pay	—	(6)	—	(6)	—	(6)	—	(6)	—	(6)
Employment Services	—		—		15,000	(13)	—		—

TOTAL	$—		$1,266,861		$6,568,229		$2,539,348		$3,539,348

(1)	Mr. Fisher would not be entitled to a STIP payment for 2009 in the event of his termination of employment on December 31, 2009, other than in the event of a change of control. Employees must be employed on the STIP payment date, which occurred in February 2010, in order to receive payment.

(2)	All unvested shares of restricted stock will be forfeited as a result of Mr. Fisher’s voluntary termination of employment, unless the Board, in its discretion, takes action to accelerate the vesting of these shares. In the event of Mr. Fisher’s involuntary termination of employment without cause on December 31, 2009, 50% of his restricted shares awarded in 2009 will vest and the remaining 50% of the restricted shares will be forfeited. All unvested shares of restricted stock (35,576 shares awarded in 2009) will vest in the event of termination of employment as a result of death or disability. Value is based on the closing price of our common stock on December 31, 2009 ($71.22).

(3)	Mr. Fisher is a participant in our Profit Sharing Plan. In the event of his termination of employment for any reason other than death or disability on December 31, 2009, all profit sharing contributions made on behalf of Mr. Fisher will be forfeited. In the event of termination of employment due to death or disability, Mr. Fisher will vest in all profit sharing contributions made on his behalf.

(4)	Mr. Fisher would not be entitled to any additional benefit under our Deferred Compensation Plan in the event of his termination of employment.

(5)	Mr. Fisher would not be eligible to participate in our retiree medical and dental plans in the event of his termination of employment on December 31, 2009.

(6)	Mr. Fisher is entitled to five weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. We have assumed for purposes of this table that Mr. Fisher used all of his vacation during 2009 and would therefore not be entitled to payment for any unused vacation in the event of his termination on December 31, 2009. In the event of termination during the year, all amounts of unused vacation would be paid based on Mr. Fisher’s salary.

(7)	Mr. Fisher is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, our Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Mr. Fisher is entitled to a severance payment under the plan, he would receive two weeks of pay for every year of completed service, plus a prorated STIP payment based on his STIP target percentage (80%) for a total payment of $515,385.

(8)	Our Executive Change of Control Plan provides for severance benefits in the event that Mr. Fisher’s employment terminates within two years after a change of control of the Company. Under the plan, if Mr. Fisher is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability), he is entitled to receive a lump sum severance payment equal to 2.5 times his annual cash compensation. Cash compensation for purposes of calculating severance is the sum of annual base salary and the greater of target bonus for the current year and the average STIP paid for the three years prior to the change of control. Mr. Fisher is also entitled to a prorated STIP payment based on his termination date in the year of the change of control.

(9)	Vesting of stock options accelerates in the event of a change of control. Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 31, 2009 ($71.22) on all unvested stock options held by Mr. Fisher as of December 31, 2009.

(10)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all restricted stock held by Mr. Fisher on December 31, 2009 based on the closing price of our common stock on December 31, 2009 ($71.22).

(11)	Our Executive Change of Control Plan provides for continued medical, dental, life, AD&D, and LTD benefits for a period of 30 months following a change of control. The value reflected is the total estimated cost to us to provide these benefits.

(12)	Mr. Fisher is entitled to a gross-up payment for any excise tax due in connection with a change of control pursuant to Internal Revenue Code Sections 280G and 4099. The estimated gross-up payment for Mr. Fisher based on a December 31, 2009 change of control and the closing price of our common stock on December 31, 2009 of $71.22 is approximately $1,200,000.

(13)	Our Executive Change of Control Plan provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.

(14)	Our LTD benefits are fully insured through CIGNA. Eligibility for benefits is determined by CIGNA only after the employee’s termination of employment because of a medical condition. Benefits pay at 60% of monthly income, capped at $15,000 per month.

(15)	We provide group term life insurance coverage equal to two times base salary, capped at $1,000,000.

Mr. Fisher joined the Company in November 2009 and will not be entitled to any additional payments or benefits other than those set forth in the table above upon the termination of his employment.

David L. Stover

The following table shows the potential payments to Mr. Stover, President and COO, in the event of his termination of employment as of December 31, 2009.

					Involuntary Termination or
					Termination Without Cause
	Voluntary		Involuntary		in Connection With a
Executive Benefits and	Termination on		Termination on		Change of Control on		Disability on		Death on
Payments Upon Separation	12/31/2009		12/31/2009		12/31/2009		12/31/2009		12/31/2009
Compensation:
Severance	—		—	(7)	$3,609,126	(8)	—		—
STIP Payments	—	(1)	—	(1)	540,000	(8)	—	(1)	—	(1)
Stock Options	—		—		2,142,690	(9)	—		—
Restricted Stock	—	(2)	—	(2)	5,229,685	(10)	$5,229,685	(2)	$5,229,685	(2)

Benefits and Perquisites:
Retirement Plans	$1,007,816	(3)	$1,007,816	(3)	1,007,816	(3)	1,995,965	(14)	340,712	(16)
Deferred Compensation Plan	—	(4)	—	(4)	—	(4)	—	(4)	—	(4)
Health & Welfare Benefits	—	(5)	—	(5)	33,527	(11)	—	(5)	—
Disability Income	—		—		—		—	(15)	—
Life Insurance Benefits	—		—		—		—		1,000,000	(17)
Excise Tax & Gross-Up	—		—		1,900,000	(12)	—		—
Accrued Vacation Pay	—	(6)	—	(6)	—	(6)	—	(6)	—	(6)
Employment Services	—		—		15,000	(13)	—		—

TOTAL	$1,007,816		$1,007,816		$14,447,844		$7,225,650		$6,570,397

(1)	Mr. Stover would not be entitled to a STIP payment for 2009 in the event of his termination of employment on December 31, 2009, other than in the event of a change of control. Employees must be employed on the STIP payment date, which occurred in February 2010, in order to receive payment.

(2)	All unvested shares of restricted stock will be forfeited as a result of Mr. Stover’s voluntary or involuntary termination of employment, unless the Board, in its discretion, takes action to accelerate the vesting of these shares. All unvested shares of restricted stock will vest in the event of termination of employment as a result of death or disability as follows: 2007 award — 17,257 shares; 2008 award — 23,126 shares; and 2009 awards — 33,047 shares. Value is based on the closing price of our common stock on December 31, 2009 ($71.22).

(3)	Reflects the total lump sum payable to Mr. Stover under our Retirement Plan and Restoration Plan as of January 1, 2010. Due to plan changes made effective January 1, 2008, all employees are eligible for immediate commencement of benefits upon separation from service and can elect a lump sum payment of their accrued Retirement Plan benefits. Based on a December 31, 2009 termination date, Mr. Stover’s monthly age 65 retirement benefits from our Retirement Plan would be $2,637. If Mr. Stover commences his retirement benefits immediately following termination of employment on December 31, 2009, his monthly benefits from our Retirement Plan, reduced for early commencement, would be $744. For the Restoration Plan benefit, participants previously elected to receive their benefit as either an annuity or lump sum, and elected specific timing of receiving their benefits. Mr. Stover elected to receive a lump sum from the Restoration Plan at the later of attainment of age 55 or separation of service. Mr. Stover’s Restoration Plan lump sum amount as of December 31, 2009 is $821,142. An actuarially equivalent amount will be payable to Mr. Stover at the time he attains age 55 (in 2012) based on the interest rates in effect at that time.

(4)	Mr. Stover would not be entitled to any additional benefit under our Deferred Compensation Plan in the event of his termination of employment other than the vested amount included in the table following Note 17.

(5)	Mr. Stover would not be eligible to participate in our retiree medical and dental plans in the event of his termination of employment on December 31, 2009.

(6)	Mr. Stover is entitled to six weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. We have assumed for purposes of this table that Mr. Stover used all of his vacation during 2009 and would therefore not be entitled to payment for any unused vacation in the event of his termination on

December 31, 2009. In the event of termination during the year, all amounts of unused vacation would be paid based on Mr. Stover’s salary.

(7)	Mr. Stover is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, our Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Mr. Stover is entitled to a severance payment under the plan, he would receive two weeks of pay for every year of completed service, plus a prorated STIP payment based on his STIP target percentage (90%) for a total payment of $701,538.

(8)	We entered into a Change of Control Agreement with Mr. Stover that provides for severance benefits in the event that Mr. Stover’s employment terminates within two years after a change of control of the Company. Under Mr. Stover’s Change of Control Agreement, if Mr. Stover is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability), he is entitled to receive a lump sum severance payment equal to 2.5 times his annual cash compensation. Cash compensation for purposes of calculating severance is the sum of annual base salary and the greater of target bonus for the current year and the average STIP paid for the three years prior to the change of control. Mr. Stover is also entitled to a prorated STIP payment based on his termination date in the year of the change of control.

(9)	Vesting of stock options accelerates in the event of a change of control. Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 31, 2009 ($71.22) on all unvested stock options held by Mr. Stover as of December 31, 2009.

(10)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all restricted stock held by Mr. Stover on December 31, 2009 based on the closing price of our common stock on December 31, 2009 ($71.22).

(11)	Mr. Stover’s Change of Control Agreement provides for continued medical, dental, life, AD&D, and LTD benefits for a period of 30 months following a change of control. The value reflected is the total estimated cost to us to provide these benefits.

(12)	Mr. Stover is entitled to a gross-up payment for any excise tax due in connection with a change of control pursuant to Internal Revenue Code Sections 280G and 4099. The estimated gross-up payment for Mr. Stover based on a December 31, 2009 change of control and the closing price of our common stock on December 31, 2009 of $71.22 is approximately $1,900,000.

(13)	Mr. Stover’s Change of Control Agreement provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.

(14)	In the event of Mr. Stover’s termination of employment due to permanent and total disability, his age 65 retirement benefits from our Retirement Plan and Restoration Plan will be calculated as if he had continued to work until age 65. The value reflected represents the actuarial present value of Mr. Stover’s age 65 benefits based on a disability date of December 31, 2009. The calculation is based on Mr. Stover’s final average compensation as of his date of disability. Upon commencement of his benefits at age 65, Mr. Stover’s monthly benefit from our Retirement Plan and Restoration Plan would be $38,549.

(15)	Our LTD benefits are fully insured through CIGNA. Eligibility for benefits is determined by CIGNA only after the employee’s termination of employment because of a medical condition. Benefits pay at 60% of monthly income, capped at $15,000 per month.

(16)	In the event of Mr. Stover’s death while an active employee, his named beneficiary is entitled to a death benefit under the Retirement Plan and Restoration Plan. The death benefit payable in the event of Mr. Stover’s death on December 31, 2009 is $340,712. This lump sum payment was calculated based on the same actuarial assumptions utilized in our Form 10-K filing for the year ended December 31, 2009 and the GAR 1994 mortality tables as required by our Retirement Plan and Restoration Plans. The accrued death benefit was reduced for early commencement.

(17)	We provide group term life insurance coverage equal to two times base salary, capped at $1,000,000.

In addition to the payments Mr. Stover may receive upon the termination of his employment, he will continue to hold stock options that were vested immediately prior to his termination. Mr. Stover also will be entitled to receive the vested balance of his contributions to our Deferred Compensation Plan. The table below shows the vested benefits that Mr. Stover has accumulated as of December 31, 2009 and the benefits he will receive as a result of his termination of employment on that date. We refer to the combined amounts as the total “walk-away” amount:

			Involuntary Termination or
			Termination Without Cause
	Voluntary	Involuntary	in Connection With a
	Termination on	Termination on	Change of Control on	Disability on	Death on
	12/31/2009	12/31/2009	12/31/2009	12/31/2009	12/31/2009
Vested Benefits as of December 31, 2009:
Stock Options(1)	$5,403,090	$5,403,090	$5,403,090	$5,403,090	$5,403,090
Deferred Compensation Plan	1,457,043	1,457,043	1,457,043	1,457,043	1,457,043

Total Vested Benefits	$6,860,133	$6,860,133	$6,860,133	$6,860,133	$6,860,133

Benefits and Payments Upon Separation:	1,007,816	1,007,816	14,447,844	7,225,650	6,570,397

Total “Walk-Away” Value	$7,867,949	$7,867,949	$21,337,977	$14,085,783	$13,430,530

(1)	Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 31, 2009 ($71.22) on all stock options vested and exercisable as of December 31, 2009.

Susan M. Cunningham

The following table shows the potential payments to Ms. Cunningham, Senior Vice President — Exploration, in the event of her termination of employment as of December 31, 2009.

					Involuntary Termination or
					Termination Without Cause
	Voluntary		Involuntary		in Connection With a
Executive Benefits and	Termination on		Termination on		Change of Control on		Disability on		Death on
Payments Upon Separation	12/31/2009		12/31/2009		12/31/2009		12/31/2009		12/31/2009
Compensation:
Severance	—		—	(7)	$2,475,480	(8)	—		—
STIP Payments	—	(1)	—	(1)	330,000	(8)	—	(1)	—	(1)
Stock Options	—		—		1,463,902	(9)	—		—
Restricted Stock	—	(2)	—	(2)	3,294,067	(10)	$3,294,067	(2)	$3,294,067	(2)

Benefits and Perquisites:
Retirement Plans	$1,027,480	(3)	$1,027,480	(3)	$1,027,480	(3)	1,831,022	(14)	368,243	(16)
Deferred Compensation Plan	—	(4)	—	(4)	—	(4)	—	(4)	—	(4)
Health & Welfare Benefits	—	(5)	—	(5)	44,154	(11)	—	(5)	—
Disability Income	—		—		—		—	(15)	—
Life Insurance Benefits	—		—		—		—		880,000	(17)
Excise Tax & Gross-Up	—		—		—	(12)	—		—
Accrued Vacation Pay	—	(6)	—	(6)	—	(6)	—	(6)	—	(6)
Employment Services	—		—		15,000	(13)	—		—

TOTAL	$1,027,480		$1,027,480		$8,650,083		$5,125,089		$4,542,310

(1)	Ms. Cunningham would not be entitled to a STIP payment for 2009 in the event of her termination of employment on December 31, 2009, other than in the event of a change of control. Employees must be employed on the STIP payment date, which occurred in February 2010, in order to receive payment.

(2)	All unvested shares of restricted stock will be forfeited as a result of Ms. Cunningham’s voluntary or involuntary termination of employment, unless the Board, in its discretion, takes action to accelerate the vesting of these shares. All unvested shares of restricted stock will vest in the event of termination of employment as a result of death or disability as follows: 2007 award — 12,231 shares; 2008 award — 11,465 shares; and 2009 awards — 22,556 shares. Value is based on the closing price of our common stock on December 31, 2009 ($71.22).

(3)	Reflects the total lump sum payable to Ms. Cunningham under our Retirement Plan and Restoration Plan as of January 1, 2010. Due to plan changes made effective January 1, 2008, all employees are eligible for immediate commencement of benefits upon separation from service and can elect a lump sum payment of their accrued Retirement Plan benefits. Based on a December 31, 2009 termination date, Ms. Cunningham’s monthly age 65 retirement benefits from our Retirement Plan would be $3,296. If Ms. Cunningham commences her retirement benefits immediately following termination of employment on December 31, 2009, her monthly benefits from our Retirement Plan, reduced for early commencement, would be $1,098. For the Restoration Plan benefit, participants previously elected to receive their benefit as either an annuity or lump sum, and elected specific timing of receiving their benefits. Ms. Cunningham elected to receive a lump sum from the Restoration Plan upon separation of service. The lump sum payable to Ms. Cunningham from our Restoration Plan based on a December 31, 2009 termination date is $768,273.

(4)	Ms. Cunningham would not be entitled to any additional benefit under our Deferred Compensation Plan in the event of her termination of employment.

(5)	Ms. Cunningham would not be eligible to participate in our retiree medical and dental plans in the event of her termination of employment on December 31, 2009.

(6)	Ms. Cunningham is entitled to six weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. We have assumed for purposes of this table that Ms. Cunningham used all of her vacation during 2009 and would therefore not be entitled to payment for any unused vacation in the event of her termination on December 31, 2009. In the event of termination during the year, all amounts of unused vacation would be paid based on Ms. Cunningham’s salary.

(7)	Ms. Cunningham is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, our Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Ms. Cunningham is entitled to a severance payment under the plan, she would receive two weeks of pay for every year of completed service, plus a prorated STIP payment based on her STIP target percentage (75%) for a total payment of $465,385.

(8)	We entered into a Change of Control Agreement with Ms. Cunningham that provides for severance benefits in the event that Ms. Cunningham’s employment terminates within two years after a change of control of the Company. Under Ms. Cunningham’s Change of Control Agreement, if Ms. Cunningham is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability), she is entitled to receive a lump sum severance payment equal to 2.5 times her annual cash compensation. Cash compensation for purposes of calculating severance is the sum of annual base salary and the greater of target bonus for the current year and the average STIP paid for the three years prior to the change of control. Ms. Cunningham is also entitled to a prorated STIP payment based on her termination date in the year of the change of control.

(9)	Vesting of stock options accelerates in the event of a change of control. Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 31, 2009 ($71.22) on all unvested stock options held by Ms. Cunningham as of December 31, 2009.

(10)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all restricted stock held by Ms. Cunningham on December 31, 2009 based on the closing price of our common stock on December 31, 2009 ($71.22).

(11)	Ms. Cunningham’s Change of Control Agreement provides for continued medical, dental, life, AD&D, and LTD benefits for a period of 30 months following a change of control. The value reflected is the total estimated cost to us to provide these benefits.

(12)	Ms. Cunningham is entitled to a gross-up payment for any excise tax due in connection with a change of control pursuant to Internal Revenue Code Sections 280G and 4099. We estimate that no gross-up payment will be made to Ms. Cunningham based on a December 31, 2009 change of control and the $71.22 closing price of our common stock on December 31, 2009.

(13)	Ms. Cunningham’s Change of Control Agreement provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.

(14)	In the event of Ms. Cunningham’s termination of employment due to permanent and total disability, her age 65 retirement benefits from our Retirement Plan and Restoration Plan will be calculated as if she had continued to work until age 65. The value reflected represents the actuarial present value of Ms. Cunningham’s age 65 benefits based on a disability date of December 31, 2009. The calculation is based on Ms. Cunningham’s final average compensation as of her date of disability. Upon commencement of her benefits at age 65, Ms. Cunningham’s monthly benefit from our Retirement Plan and Restoration Plan would be $29,488.

(15)	Our LTD benefits are fully insured through CIGNA. Eligibility for benefits is determined by CIGNA only after the employee’s termination of employment because of a medical condition. Benefits pay at 60% of monthly income, capped at $15,000 per month.

(16)	In the event of Ms. Cunningham’s death while an active employee, her named beneficiary is entitled to a death benefit under our Retirement Plan and Restoration Plan. The death benefit payable in the event of her death on December 31, 2009 is $368,243. This lump sum payment was calculated based on the same actuarial assumptions utilized in our Form 10-K filing for the year ended December 31, 2009 and the GAR 1994 mortality tables as required by our Retirement Plan and Restoration Plans. The accrued death benefit was reduced for early commencement.

(17)	We provide group term life insurance coverage equal to two times base salary, capped at $1,000,000.

In addition to the payments Ms. Cunningham may receive upon the termination of her employment, she will continue to hold stock options that were vested immediately prior to her termination. Ms. Cunningham also will be entitled to receive the vested balance of her contributions to our Deferred Compensation Plan. The table below shows the vested benefits that Ms. Cunningham has accumulated as of December 31, 2009 and the benefits she will receive as a result of her termination of employment on that date. We refer to the combined amounts as the total “walk-away” amount:

			Involuntary Termination or
			Termination Without Cause
	Voluntary	Involuntary	in Connection With a
	Termination on	Termination on	Change of Control on	Disability on	Death on
	12/31/2009	12/31/2009	12/31/2009	12/31/2009	12/31/2009
Vested Benefits as of December 31, 2009:
Stock Options(1)	$9,182,695	$9,182,695	$9,182,695	$9,182,695	$9,182,695
Deferred Compensation Plan	—	—	—	—	—

Total Vested Benefits	$9,182,695	$9,182,695	$9,182,695	$9,182,695	$9,182,695

Benefits and Payments Upon Separation:	1,027,480	1,027,480	8,650,083	5,125,089	4,542,310

Total “Walk-Away” Value	$10,210,175	$10,210,175	$17,832,778	$14,307,784	$13,725,005

(1)	Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 31, 2009 ($71.22) on all stock options vested and exercisable as of December 31, 2009.

Rodney D. Cook

The following table shows the potential payments to Mr. Cook, Senior Vice President — International, in the event of his termination of employment as of December 31, 2009.

					Involuntary Termination or
					Termination Without Cause
	Voluntary		Involuntary		in Connection With a
Executive Benefits and	Termination on		Termination on		Change of Control on		Disability on		Death on
Payments Upon Separation	12/31/2009(1)		12/31/2009(1)		12/31/2009		12/31/2009(1)		12/31/2009
Compensation:
Severance	—		—	(8)	$2,012,149	(9)	—		—
STIP Payments	—	(2)	—	(2)	288,750	(9)	—	(2)	—	(2)
Stock Options	—		—		971,957	(10)	—		—
Restricted Stock	—	(3)	—	(3)	2,538,138	(11)	$2,538,138	(3)	$2,538,138	(3)

Benefits and Perquisites:
Retirement Plans	$2,698,409	(4)	$2,698,409	(4)	2,698,409	(4)	1,310,639	(15)	1,140,254	(17)
Deferred Compensation Plan	—	(5)	—	(5)	—	(5)	—	(5)	—	(5)
Health & Welfare Benefits	165,250	(6)	165,250	(6)	172,954	(12)	165,250	(6)	165,250
Disability Income	—		—		—		—	(16)	—
Life Insurance Benefits	—		—		—		—		770,000	(18)
Excise Tax & Gross-Up	—		—		1,000,000	(13)	—		—
Accrued Vacation Pay	—	(7)	—	(7)	—	(7)	—	(7)	—	(7)
Employment Services	—		—		15,000	(14)	—		—

TOTAL	$2,863,659		$2,863,659		$9,697,357		$4,014,027		$4,613,642

(1)	Mr. Cook was eligible for early retirement as of December 31, 2009. Upon his termination of employment he will be entitled to retiree benefits under all of our benefit plans.

(2)	Mr. Cook would not be entitled to a STIP payment for 2009 in the event of his termination of employment on December 31, 2009, other than in the event of a change of control. Employees must be employed on the STIP payment date, which occurred in February 2010, in order to receive payment.

(3)	All unvested shares of restricted stock will be forfeited as a result of Mr. Cook’s voluntary or involuntary termination of employment, unless the Board, in its discretion, takes action to accelerate the vesting of these shares. All unvested shares of restricted stock will vest in the event of termination of employment as a result of death or disability as follows: 2007 award — 10,195 shares; 2008 award — 10,269 shares; and 2009 awards — 15,174 shares. Value is based on the closing price of our common stock on December 31, 2009 ($71.22).

(4)	Reflects the total lump sum payable to Mr. Cook under our Retirement Plan and Restoration Plan as of January 1, 2010. Due to plan changes made effective January 1, 2008, all employees are eligible for immediate commencement of benefits upon separation from service and can elect a lump sum payment of their accrued Retirement Plan benefits. Based on a December 31, 2009 termination date, Mr. Cook’s monthly age 65 retirement benefits from our Retirement Plan would be $22,096. If Mr. Cook commences his retirement benefits immediately following termination on December 31, 2009, his monthly benefits from our Retirement Plan, reduced for early commencement, would be $6,467. For the Restoration Plan benefit, participants previously elected to receive their benefit as either an annuity or lump sum, and elected specific timing of receiving their benefits. Mr. Cook elected to receive a lump sum payment from the Restoration Plan at the later of attainment of age 55 or separation of service. Mr. Cook’s Restoration Plan lump sum amount as of December 31, 2009 is $1,478,999. An actuarially equivalent amount will be payable to Mr. Cook at the time he attains age 55 (in 2012) based on the interest rates in effect at that time.

(5)	Mr. Cook would not be entitled to any additional benefit under our Deferred Compensation Plan in the event of his termination of employment other than the vested amount included in the table following Note 18.

(6)	Reflects the present value of expected future medical and dental benefits that will be paid by the Company in connection with Mr. Cook’s participation in the medical and dental plans as a retiree. Assumptions used for this calculation are the same assumptions disclosed in Note 12 to our financial statements in the Form 10-K for the year ended December 31, 2009, for post-retirement calculations.

(7)	Mr. Cook is entitled to six weeks of paid vacation each calendar year. Unused vacation does not carry over from year to year. We have assumed for purposes of this table that Mr. Cook used all of his vacation during 2009 and would therefore not be entitled to payment for any unused vacation in the event of his termination on December 31, 2009. In the event of termination during the year, all amounts of unused vacation would be paid based on Mr. Cook’s salary.

(8)	Mr. Cook is not a party to any agreement that provides for a severance payment absent termination of employment following a change of control. However, our Severance Benefit Plan provides for a severance payment in certain instances based upon years of completed service. If Mr. Cook is entitled to a severance payment under the plan, he would receive two weeks of pay for every year of completed service, plus a prorated STIP payment based on his STIP target percentage (75%) for a total payment of $673,750.

(9)	Our Executive Change of Control Plan provides for severance benefits in the event that Mr. Cook’s employment terminates within two years after a change of control of the Company. Under the Plan, if Mr. Cook is terminated following a change of control (other than termination by the Company for cause or by reason of death or disability), he is entitled to receive a lump sum severance payment equal to 2.5 times his annual cash compensation. Cash compensation for purposes of calculating severance is the sum of annual base salary and the greater of target bonus for the current year and the average STIP paid for the three years prior to the change of control. Mr. Cook is also entitled to a prorated STIP payment based on his termination date in the year of the change of control.

(10)	Vesting of stock options accelerates in the event of a change of control. Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 31, 2009 ($71.22) on all unvested stock options held by Mr. Cook as of December 31, 2009.

(11)	Vesting of restricted stock accelerates in the event of a change of control. Represents the value of all restricted stock held by Mr. Cook on December 31, 2009 based on the closing price of our common stock on December 31, 2009 ($71.22).

(12)	Our Executive Change of Control Plan provides for continued medical, dental, life, AD&D, and LTD benefits for a period of 30 months following a change of control. The value reflected is the total estimated cost to us to provide these benefits. Mr. Cook is also entitled to continue his medical and dental coverage following this 30-month period as a participant in our retiree medical plan at subsidized premium rates as discussed above. The value reflected also includes the present value of the expected future medical and dental benefits that will be paid by us in connection with Mr. Cook’s participation in the retiree medical plan following the 30-month period.

(13)	Mr. Cook is entitled to a gross-up payment for any excise tax due in connection with a change of control pursuant to Internal Revenue Code Sections 280G and 4099. The estimated gross-up payment for Mr. Cook based on a December 31, 2009 change of control and the closing price of our common stock on December 31, 2009 of $71.22 is approximately $1,000,000.

(14)	Our Executive Change of Control Plan provides for reimbursement for reasonable fees up to $15,000 for out-placement employment services.

(15)	In the event of Mr. Cook’s termination of employment due to permanent and total disability, his age 65 retirement benefits from our Retirement Plan and Restoration Plan will be calculated as if he had continued to work until age 65. The value reflected represents the actuarial present value of Mr. Cook’s age 65 benefits based on a disability date of December 31, 2009. The calculation is based on Mr. Cook’s final average compensation as of his date of disability. Upon commencement of his benefits at age 65, Mr. Cook’s monthly benefit from our Retirement Plan and Restoration Plan would be $24,707. In the event that Mr. Cook elects to immediately commence his retirement benefits, the amounts payable will be as described in Note 4 above.

(16)	Our LTD benefits are fully insured through CIGNA. Eligibility for benefits is determined by CIGNA only after the employee’s termination of employment because of a medical condition. Benefits pay at 60% of monthly income, capped at $15,000 per month.

(17)	In the event of Mr. Cook’s death while an active employee, his named beneficiary is entitled to a death benefit under our Retirement Plan and Restoration Plan. The death benefit payable in the event of Mr. Cook’s death on December 31, 2009 is $1,140,254. This lump sum payment was calculated based on the same actuarial assumptions utilized in our Form 10-K filing for the year ended December 31, 2009 and the GAR 1994 mortality tables as required by our Retirement Plan and Restoration Plan. The accrued death benefit was reduced for early commencement.

(18)	We provide group term life insurance coverage equal to two times base salary, capped at $1,000,000.

In addition to the payments Mr. Cook may receive upon the termination of his employment, he will continue to hold stock options that were vested immediately prior to his termination. Mr. Cook also will be entitled to receive the vested balance of his contributions to our Deferred Compensation Plan. The table below shows the vested benefits that Mr. Cook has accumulated as of December 31, 2009 and the benefits he will receive as a result of his termination of employment on that date. We refer to the combined amounts as the total “walk-away” amount:

			Involuntary Termination or
			Termination Without Cause
	Voluntary	Involuntary	in Connection With a
	Termination on	Termination on	Change of Control on	Disability on	Death on
	12/31/2009	12/31/2009	12/31/2009	12/31/2009	12/31/2009
Vested Benefits as of December 31, 2009:
Stock Options(1)	$1,437,338	$1,437,338	$1,437,338	$1,437,338	$1,437,338
Deferred Compensation Plan	317,618	317,618	317,618	317,618	317,618

Total Vested Benefits	$1,754,956	$1,754,956	$1,754,956	$1,754,956	$1,754,956

Benefits and Payments Upon Separation:	2,863,659	2,863,659	9,697,357	4,014,027	4,613,642

Total “Walk-Away” Value	$4,618,615	$4,618,615	$11,452,313	$5,768,983	$6,368,598

(1)	Represents the difference between the exercise price of each stock option and the closing price of our common stock on December 31, 2009 ($71.22) on all stock options vested and exercisable as of December 31, 2009.

Director Compensation

Our director compensation program consists of two principal elements: annual retainer and committee fees and equity grants of stock options and restricted stock. Our Governance Committee reviews our director compensation program annually. Towers Perrin provided services to our Governance Committee in 2009 to assist it in reviewing and determining fees and equity compensation paid or awarded, as the case may be, to our non-employee directors. Based upon that review, grants of stock options and awards of restricted stock were made to our non-employee directors on February 1, 2009.

Annual Retainer and Committee Fees:  Non-employee directors receive an annual retainer of $50,000 and a fee of $2,000 for each Board or committee meeting attended. With the exception of our Audit Committee and Compensation Committee, the chair of each committee, if not also an employee or officer of the Company, receives an additional annual fee of $7,500. The chair of the Audit Committee receives an additional annual fee of $15,000 and the chair of the Compensation Committee receives an additional annual fee of $10,000. The position of Lead Independent Director, which is filled by a non-employee director, receives an additional annual fee of $20,000. All annual fees are paid pro rata on a monthly basis. Non-employee directors are entitled to participate in our Non-Employee Director Fee Deferral Plan. Under the terms of this plan, non-employee directors may, during a specified period of time each year, elect to have all or any portion of their director fees deferred for future payment by the Company. We also reimburse directors for travel, lodging and related expenses they incur in attending Board and committee meetings and director continuing education programs relevant to their service on our Board.

Equity Grants:  The 2005 Stock Plan for Non-Employee Directors of Noble Energy, Inc. (the “2005 Plan”) provides for grants of stock options and awards of restricted stock to our non-employee directors. This includes up to a maximum of 11,200 stock options on the date of initial election to our Board, annual grants of 2,800 options per non-employee director on February 1 of each year, and discretionary grants by our Board (with the February 1 annual and the discretionary grants made to a non-employee director during any calendar year being limited to a combined maximum of 11,200 options). Options are issued with an exercise price equal to the market price of our common stock on the date of grant and may be exercised one year after the date of grant. The options expire ten years from the date of grant.

The 2005 Plan also provides for the awarding to a non-employee director of up to a maximum of 4,800 shares of restricted stock on the date of initial election to our Board, annual awards of 1,200 shares of restricted stock per non-employee director on February 1 of each year, and discretionary awards by our Board (with the February 1 annual and the discretionary awards made to a non-employee director during any calendar year being limited to a combined maximum of 4,800 shares of restricted stock). Restricted stock is restricted for a period of at least one year from the date of award.

Director Compensation for 2009:  The table below sets forth certain information concerning the compensation earned in 2009 by our non-employee directors who served in 2009.

					Change in
					Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned	Stock	Option	Incentive Plan	Compensation	All Other
	or Paid in	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	Cash ($)(1)	($)(2)	($)(3)	($)	($)	($)	($)
Jeffrey L. Berenson	$104,000	$76,282	$68,713	—	—	—	$248,995
Michael A. Cawley	121,500	76,282	68,713	—	—	—	266,495
Edward F. Cox	119,500	76,282	68,713	—	—	—	264,495
Thomas J. Edelman	74,000	76,282	68,713	—	—	—	218,995
Eric P. Grubman	84,000	201,307	193,780				479,087
Kirby L. Hedrick	118,000	76,282	68,713	—	—	—	262,995
Scott D. Urban	98,000	76,282	68,713	—	—	—	242,995
William T. Van Kleef	107,000	76,282	68,713	—	—	—	251,995

(1)	Reflects fees paid or earned by our non-employee directors in 2009. Each non-employee director earned the following: an annual retainer of $50,000 and $2,000 for each Board or committee meeting attended. Mr. Cawley received an additional $20,000 for serving as our Lead Independent Director. Mr. Van Kleef received an additional $15,000 for serving as Chair of our Audit Committee. Mr. Hedrick received an additional $10,000 for serving as Chair of our Compensation Committee. Messrs. Cox and Cawley each received an additional $7,500 for serving as Chair of our Environment, Health and Safety Committee and our Governance Committee, respectively.

(2)	Reflects the aggregate grant date fair value for restricted stock awards to our non-employee directors in 2009 under our 2005 Plan, computed in accordance with FASB ASC Topic 718. Restricted stock awarded to our non-employee directors in 2009 will vest on the one-year anniversary of the grant date. The vesting of the restricted shares will accelerate in the event of a change of control of the Company. Each non-employee director received an award of 1,559 shares of restricted stock on February 1, 2009 that was unvested as of December 31, 2009. Mr. Grubman also received an award of 2,499 shares of restricted stock upon his initial election to our Board on January 27, 2009 that was unvested as of December 31, 2009.

(3)	Reflects the aggregate grant date fair value for nonqualified stock options granted to our non-employee directors in 2008 and 2009 under our 2005 Plan, computed in accordance with FASB ASC Topic 718. Options represent the right to purchase shares of common stock at a fixed price per share equal to fair market value on the date of grant. Our 2005 Plan defines “fair market value” as the closing price of our common stock on the NYSE on the date of grant. Options granted to our non-employee directors in 2009 will vest on the one-year anniversary of the grant date. The vesting of the options will accelerate in the event of a change of control of the Company. Vesting of these options is not contingent upon the satisfaction of any performance criteria, although none of the options may be exercised until the first anniversary (absent a change of control of the Company) or after the tenth anniversary of the date of grant. Each non-employee director received 3,761 nonqualified stock options on February 1, 2009 that were unvested as of December 31, 2009. Mr. Grubman also received an award of 6,775 nonqualified stock options upon his initial election to our Board on January 27, 2009 that was unvested as of December 31, 2009. The following directors have option awards outstanding as of December 31, 2009: Mr. Berenson — 18,612; Mr. Cawley — 50,412; Mr. Cox — 15,412; Mr. Edelman — 291,226; Mr. Grubman — 10,536; Mr. Hedrick — 65,412; Mr. Urban — 17,929; and Mr. Van Kleef — 26,612.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of our common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Directors, executive officers and more than 10% stockholders are required by SEC regulations to provide us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of the reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, officers and more than 10% beneficial owners were complied with during the year ended December 31, 2009.

CERTAIN TRANSACTIONS

In the ordinary course of our business, we purchase products or services from, or engage in other transactions with, various third parties. Occasionally, these transactions may involve entities that are affiliated with one or more members of our Board. When they occur, these transactions are conducted in the ordinary course and on an arms-length basis.

Review and Approval of Related Party Transactions

We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. We have developed and implemented processes and controls to obtain information from our directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in our annual proxy statement. In addition, our Governance Committee or Board (if appropriate) reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related person transaction, consideration is given to:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including, without limitation, the amount and type of transaction;

•	the importance of the transaction to the related person;

•	the importance of the transaction to the Company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•	any other matters deemed appropriate.

Any director who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at the meeting where the transaction is considered.

Related Party Transactions

Since the beginning of fiscal year 2009, there have been no transactions in excess of $120,000 between the Company and a related person in which the related person had a direct or indirect material interest.

REPORT OF THE
AUDIT COMMITTEE

To the Stockholders of
Noble Energy, Inc.:

The primary purpose of the Audit Committee of the Company’s Board of Directors is to: (1) assist the Board of Directors in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor and (2) prepare a committee report as required by the SEC to be included in the Company’s annual proxy statement. The Audit Committee’s function is more fully described in its charter, which was adopted by the Audit Committee and the Board of Directors on March 4, 2004 and most recently amended on January 27, 2009 in connection with the Audit Committee’s annual review of its charter. A copy of the charter is available on our website at www.nobleenergyinc.com under the “Corporate Governance” section and is also available in print to any stockholder who requests it. The Audit Committee held five (5) meetings during 2009, including regular meetings and a special meeting addressing the Form 10-K filing, earnings release and related matters, and on one occasion took action by unanimous written consent.

Throughout 2009 and continuing to-date, the Audit Committee has been comprised entirely of independent directors, as defined and required by current NYSE listing standards and Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended, and as so determined by our Board of Directors. The Board of Directors also determined that Mr. Van Kleef is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K.

Review and Discussion

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. It has also discussed with KPMG LLP, the Company’s independent auditor, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees), as amended by SAS No. 90 (Audit Committee Communications). Additionally, KPMG LLP has provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the committee discussed the auditors’ independence with management and the auditors.

The Audit Committee also has considered whether KPMG LLP’s rendering of non-audit services to the Company is compatible with maintaining its independence. The Audit Committee has concluded that the rendering of the non-audit services by KPMG LLP has not impaired its independence.

Based on the Audit Committee’s discussions with management and the independent auditor, and its review of the representations of management and the report of KPMG LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC.

March 22, 2010

Audit Committee

William T. Van Kleef, Chair
Michael A. Cawley
Eric P. Grubman
Scott D. Urban

MATTERS RELATING TO THE INDEPENDENT AUDITOR

Accounting Fees and Services for Fiscal Years 2009 and 2008

	2009	%	2008	%

Audit Fees(1)	$1,707,500	81.6	$1,810,400	89.2
Audit — Related Fees(2)	382,000	18.3	216,300	10.7
Tax Fees	—	—	—	—
All Other Fees(3)	1,500	0.1	1,500	0.1

	$2,091,000	100.0	$2,028,200	100.0

(1)	Services rendered in 2009 and 2008 include auditing our financial statements included in the Company’s annual report filed on Form 10-K and our internal controls over financial reporting. Services also include quarterly reviews of our interim financial statements filed on Form 10-Q and audit consultation.

(2)	Includes fees paid for foreign statutory and domestic retirement and thrift plan audits and other audit-related work.

(3)	Includes fees paid for online accounting research subscription.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee approves all audit and non-audit services to be provided by our independent auditor prior to the receipt of such services. The Audit Committee Chair has the authority to pre-approve services of up to $25,000 rendered by our independent auditor. Any pre-approval of services by the Audit Committee Chair shall be reported to the Audit Committee at its next scheduled meeting.

All audit-related services, tax services and other services for 2009 set forth in the table above were pre-approved by the Audit Committee Chair or the Audit Committee, as provided above, which in either case determined that such services would not impair the independence of our auditor and are consistent with the SEC’s rules on auditor independence.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

Stockholder proposals intended to be brought before the annual meeting of stockholders as an agenda item or to be included in our proxy statement relating to our 2011 annual meeting of stockholders, which is currently scheduled to be held on April 26, 2011, must be received by us at our office in Houston, Texas, addressed to our Secretary, no later than December 28, 2010.

We will bear the cost of solicitation of proxies. Solicitation may be made by mail, personal interview, telephone or telegraph by our officers, agents or employees, who will receive no additional compensation for these efforts. To aid in the solicitation of proxies, we have employed the firm of Georgeson, Inc., which will receive a fee of approximately $8,500 plus out-of-pocket expenses. We will bear the reasonable expenses incurred by banks, brokerage firms, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

Our Board does not intend to present any other matter at the meeting and knows of no other matters that will be presented. However, if any other matter comes before the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best judgment.

Houston, Texas
March 22, 2010

By Order of the Board of Directors of
Noble Energy, Inc.

Arnold J. Johnson
Senior Vice President, General Counsel and Secretary

NOBLE ENERGY, INC.
ANNUAL MEETING OF STOCKHOLDERS
April 27, 2010
9:30 a.m. Central Time
The Woodlands Waterway Marriott Hotel & Convention Center
1601 Lake Robbins Drive
The Woodlands, Texas 77380

Noble Energy, Inc.
100 Glenborough Drive, Suite 100
Houston, Texas 77067-3610	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 27, 2010.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1 and 2.

By signing the proxy, you revoke all prior proxies and appoint Charles D. Davidson and Kenneth M. Fisher, and each of them, with full power of substitution to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements.

See reverse for voting instructions.

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ¬¬¬ EASY ¬¬¬ IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on April 26, 2010.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice prompt provides you.
VOTE BY INTERNET — www.eproxy.com/nbl — QUICK ¬¬¬ EASY ¬¬¬ IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on April 26, 2010.
•
Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided.
If you vote by Phone or Internet, please do not mail your Proxy Card
ò   Please detach here    ò

The Board of Directors Recommends a Vote FOR Items 1 (all nominees) and 2.

1.	Election of directors:
		For	Against	Abstain		For	Against	Abstain

	01 Jeffrey L. Berenson	☐	☐	☐	06 Eric P. Grubman	☐	☐	☐

	02 Michael A. Cawley	☐	☐	☐	07 Kirby L. Hedrick	☐	☐	☐

	03 Edward F. Cox	☐	☐	☐	08 Scott D. Urban	☐	☐	☐

	04 Charles D. Davidson	☐	☐	☐	09 William T. Van Kleef	☐	☐	☐

	05 Thomas J. Edelman	☐	☐	☐

2.	To ratify the appointment of KPMG LLP as the Company’s independent auditor.	☐ For	☐ Against	☐ Abstain

3.	In their discretion, the proxies are authorized to vote upon such other business or matters as may properly come before the meeting and any adjournment or postponement thereof.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS 1 and 2.
Address Change? Mark Box  ☐  Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.